                                                                     Exhibit 4.1

================================================================================

                        ASSET BACKED FUNDING CORPORATION,

                                    Depositor

                            LITTON LOAN SERVICING LP,

                                    Servicer

                                       AND

                               JPMORGAN CHASE BANK

                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2004

                              ABFC 2004-AHL1 Trust

                ABFC ASSET-BACKED CERTIFICATES, SERIES 2004-AHL1

================================================================================

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
                                    ARTICLE I
                                   DEFINITIONS

Section 1.01.  Defined Terms......................................................9
Section 1.02.  Accounting........................................................55

                                   ARTICLE II
         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans......................................56
Section 2.02.  Acceptance by Trustee.............................................58
Section 2.03.  Repurchase or Substitution of Mortgage Loans by the Seller........59
Section 2.04.  Execution of Yield Maintenance Agreement..........................63
Section 2.05.  Representations, Warranties and Covenants of the Servicer.........63
Section 2.06.  Representations and Warranties of the Depositor...................65
Section 2.07.  Issuance of Certificates and the Uncertificated
                  Regular Interests..............................................66

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01.  Servicer to Act as Servicer.......................................68
Section 3.02.  Collection of Mortgage Loan Payments..............................70
Section 3.03.  Realization Upon Defaulted Mortgage Loans.........................70
Section 3.04.  Collection Account, Distribution Account and Reserve Account......72
Section 3.05.  Permitted Withdrawals From the Collection Account.................75
Section 3.06.  Establishment of Escrow Accounts; Deposits in Escrow Accounts.....76
Section 3.07.  Permitted Withdrawals From Escrow Account.........................76
Section 3.08.  Payment of Taxes, Insurance and Other Charges;
                  Collections Thereunder.........................................77
Section 3.09.  Transfer of Accounts..............................................77
Section 3.10.  Maintenance of Hazard Insurance...................................78
Section 3.11.  Maintenance of Mortgage Impairment Insurance Policy...............78
Section 3.12.  Fidelity Bond, Errors and Omissions Insurance.....................79
Section 3.13.  Title, Management and Disposition of REO Property.................79
Section 3.14.  Due-on-Sale Clauses; Assumption and Substitution Agreements.......81
Section 3.15.  Notification of Adjustments.......................................82
Section 3.16.  Optional Purchases of Mortgage Loans by Servicer..................83
Section 3.17.  Trustee to Cooperate; Release of Files............................84
Section 3.18.  Servicing Compensation............................................85
Section 3.19.  Annual Statement as to Compliance.................................85
Section 3.20.  Annual Independent Certified Public Accountants' Reports..........86
Section 3.21.  Access to Certain Documentation and Information Regarding
                  the Mortgage Loans.............................................86
Section 3.22.  Reports Filed with Securities and Exchange Commission;
                  Annual Certification of Securities and
                  Exchange Commission Filing.....................................86
Section 3.23.  Obligations of the Servicer in Respect of
                  Compensating Interest..........................................89

Section 3.24.  Obligations of the Servicer in Respect of Mortgage
                  Interest Rates and Monthly Payments............................89
Section 3.25.  Investment of Funds in the Collection Account.....................89
Section 3.26.  Liability of Servicer; Indemnification............................90
Section 3.27.  Reports of Foreclosure and Abandonment of
                  Mortgaged Properties...........................................91
Section 3.28.  Protection of Assets..............................................91
Section 3.29.  Prepayment Charges................................................91
Section 3.30.  [Reserved]........................................................92
Section 3.31.  No Personal Solicitation..........................................92

                                   ARTICLE IV
                                  FLOW OF FUNDS

Section 4.01.  Interest Distributions............................................93
Section 4.02.  Distributions of Principal and Monthly Excess
                  Cashflow Amounts...............................................94
Section 4.03.  Allocation of Losses..............................................98
Section 4.04.  Method of Distribution............................................98
Section 4.05.  Distributions on Book-Entry Certificates..........................98
Section 4.06.  Statements........................................................98
Section 4.07.  Remittance Reports; Advances.....................................101
Section 4.08.  REMIC Distributions and Allocation of Losses.....................103

                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01.  The Certificates.................................................105
Section 5.02.  Registration of Transfer and Exchange of Certificates............106
Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates................111
Section 5.04.  Persons Deemed Owners............................................112
Section 5.05.  Appointment of Paying Agent......................................112

                                   ARTICLE VI
                         THE SERVICER AND THE DEPOSITOR

Section 6.01.  Liability of the Servicer and the Depositor......................112
Section 6.02.  Merger or Consolidation of, or Assumption of the
                  Obligations of, the Servicer or the Depositor.................113
Section 6.03.  Limitation on Liability of the Servicer and Others...............113
Section 6.04.  Servicer Not to Resign...........................................114
Section 6.05.  Delegation of Duties.............................................114
Section 6.06.  Advance Facility.................................................115

                                   ARTICLE VII
                                     DEFAULT

Section 7.01.  Servicer Events of Termination...................................117
Section 7.02.  Trustee to Act; Appointment of Successor.........................119
Section 7.03.  Waiver of Defaults...............................................120
Section 7.04.  Notification to Certificateholders...............................120
Section 7.05.  Survivability of Servicer Liabilities............................121

                                  ARTICLE VIII
                                   THE TRUSTEE

Section 8.01.  Duties of Trustee................................................121
Section 8.02.  Certain Matters Affecting the Trustee............................123
Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans............124
Section 8.04.  Trustee May Own Certificates.....................................125
Section 8.05.  Trustee Fees and Expenses........................................125
Section 8.06.  Eligibility Requirements for Trustee.............................125
Section 8.07.  Resignation or Removal of Trustee................................126
Section 8.08.  Successor Trustee................................................126
Section 8.09.  Merger or Consolidation of Trustee...............................127
Section 8.10.  Appointment of Co-Trustee or Separate Trustee....................127
Section 8.11.  Limitation of Liability..........................................128
Section 8.12.  Trustee May Enforce Claims Without Possession of Certificates....129
Section 8.13.  Suits for Enforcement............................................129
Section 8.14.  Waiver of Bond Requirement.......................................129
Section 8.15.  Waiver of Inventory, Accounting and Appraisal Requirement........129

                                   ARTICLE IX
                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 9.01.  REMIC Administration.............................................130
Section 9.02.  Prohibited Transactions and Activities...........................132
Section 9.03.  Indemnification with Respect to Certain Taxes and
                  Loss of REMIC Status..........................................132
Section 9.04.  REO Property.....................................................133
Section 9.05.  Grantor Trust Administration.....................................133

                                    ARTICLE X
                                   TERMINATION

Section 10.01. Termination......................................................134
Section 10.02. Additional Termination Requirements..............................136

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.01. Amendment........................................................137
Section 11.02. Recordation of Agreement; Counterparts...........................138
Section 11.03. Limitation on Rights of Certificateholders.......................138
Section 11.04. Governing Law; Jurisdiction......................................139
Section 11.05. Notices..........................................................139
Section 11.06. Severability of Provisions.......................................140
Section 11.07. Article and Section References...................................140
Section 11.08. Notice to the Rating Agencies....................................140
Section 11.09. Further Assurances...............................................141
Section 11.10. Benefits of Agreement............................................141
Section 11.11. Acts of Certificateholders.......................................141

                                    EXHIBITS

Exhibit A-1  Form of Class A-1 Certificates
Exhibit A-2  Form of Class A-2 Certificates
Exhibit B    [Reserved]
Exhibit C-1  Form of Residual Certificates
Exhibit C-2  Form of Class M-1 Certificates
Exhibit C-3  Form of Class M-2 Certificates
Exhibit C-4  Form of Class M-3 Certificates
Exhibit C-5  Form of Class M-4 Certificates
Exhibit C-6  Form of Class M-5 Certificates
Exhibit C-7  Form of Class M-6 Certificates
Exhibit C-8  Form of Class M-7 Certificates
Exhibit C-9  Form of Class CE Certificates
Exhibit C-10 Form of Class P Certificates
Exhibit D    Mortgage Loan Schedule
Exhibit E    Form of Request for Release
Exhibit F-1  Form of Custodian's Initial Certification
Exhibit F-2  Form of Custodian's Final Certification
Exhibit G    Mortgage Loan Purchase Agreement
Exhibit H    Form of Affidavit of Lost Note
Exhibit I    Form of ERISA Representation
Exhibit J-1  Form of Investment Letter (Non-Rule 144A)
Exhibit J-2  Form of Investment Letter (Rule 144A)
Exhibit K    Form of Residual Certificate Transfer Affidavit
Exhibit L    Form of Transferor Certificate
Exhibit M    Monthly Information Provided by Servicer
Exhibit N    Form of Yield Maintenance Agreement
Exhibit O    [Reserved]
Exhibit P    [Reserved]
Exhibit Q    Form of Sarbanes-Oxley Certification
Exhibit R-1 Form of Certification of the Trustee to be Provided to Depositor Exhibit R-2 Form of Certification of the Servicer to be Provided to Depositor
Exhibit S    Form of Power of Attorney
Schedule I   Prepayment Charge Schedule

     This Pooling and Servicing Agreement is dated as of March 1, 2004 (this "Agreement"), among ASSET BACKED FUNDING CORPORATION, as depositor (the "Depositor"), LITTON LOAN SERVICING LP, as servicer (the "Servicer"), and JPMORGAN CHASE BANK, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

     The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of thirteen Classes of Certificates, designated as (i) the Class A-1 and Class A-2 Certificates, (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, (iii) the Class CE Certificates, (iv) the Class P Certificates, (v) the Class R Certificate and (vi) the Class RX Certificates. The descriptions of REMIC 1 and REMIC 2 that follow are part of the Preliminary Statement.

                                     REMIC 1

     As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Yield Maintenance Agreement, the Reserve Fund, the Net WAC Rate Carryover Arrangement, the Prepayment Charges, the Servicer Prepayment Charge Payment Amounts and the Transferor Prepayment Charge Payment Amount) as a real estate investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Uncertificated Regular Interests. None of the REMIC 1 Uncertificated Regular Interests will be certificated.

--------------------------------------------------------------------------------------
              Uncertificated REMIC          Initial           Latest Possible Maturity
Designation     Pass-Through Rate    Uncertificated Balance             Date(1)
--------------------------------------------------------------------------------------
   LT1AA           Variable(2)           $174,611,052.25           December 2033
--------------------------------------------------------------------------------------
   LT1A1           Variable(2)           $  1,192,920.00           December 2033
--------------------------------------------------------------------------------------
   LT1A2           Variable(2)           $    263,650.00           December 2033
--------------------------------------------------------------------------------------
   LT1M1           Variable(2)           $    106,910.00           December 2033
--------------------------------------------------------------------------------------
   LT1M2           Variable(2)           $     97,990.00           December 2033
--------------------------------------------------------------------------------------
   LT1M3           Variable(2)           $     22,270.00           December 2033
--------------------------------------------------------------------------------------
   LT1M4           Variable(2)           $     26,730.00           December 2033
--------------------------------------------------------------------------------------
   LT1M5           Variable(2)           $     22,270.00           December 2033
--------------------------------------------------------------------------------------
   LT1M6           Variable(2)           $     22,270.00           December 2033
--------------------------------------------------------------------------------------
   LT1M7           Variable(2)           $     17,820.00           December 2033
--------------------------------------------------------------------------------------
   LT1ZZ           Variable(2)           $  1,790,660.86           December 2033
--------------------------------------------------------------------------------------

----------
     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Uncertificated Regular Interest.

     (2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Uncertificated Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest represents the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions. The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance or REMIC 2 Uncertificated Principal Balance, as applicable, for each Class of Certificates and for the REMIC 2 Uncertificated Regular Interests, each of which, other than the Class P Certificates, represents one or more of the "regular interests" in REMIC 2 created hereunder:

--------------------------------------------------------------------------------------
                                         Original Class Certificate
                                             or Uncertificated          Assumed Final
Class Designation    Pass-Through Rate       Principal Balance        Maturity Date(1)
--------------------------------------------------------------------------------------
    Class A-1           Variable(2)            $119,292,000.00        December 2033
--------------------------------------------------------------------------------------
    Class A-2           Variable(2)            $ 26,365,000.00        December 2033
--------------------------------------------------------------------------------------
    Class M-1           Variable(2)            $ 10,691,000.00        December 2033
--------------------------------------------------------------------------------------
    Class M-2           Variable(2)            $  9,799.000.00        December 2033
--------------------------------------------------------------------------------------
Class M-3 Interest      Variable(2)            $  2,227,000.00        December 2033
--------------------------------------------------------------------------------------
Class M-4 Interest      Variable(2)            $  2,673,000.00        December 2033
--------------------------------------------------------------------------------------
Class M-5 Interest      Variable(2)            $  2,227,000.00        December 2033
--------------------------------------------------------------------------------------
Class M-6 Interest      Variable(2)            $  2,227,000.00        December 2033
--------------------------------------------------------------------------------------
Class M-7 Interest      Variable(2)            $  1,782,000.00        December 2033
--------------------------------------------------------------------------------------
    Class P**             N/A(3)                    N/A(3)            December 2033
--------------------------------------------------------------------------------------
Class CE Interest       Variable(4)            $    891,543.01        December 2033
--------------------------------------------------------------------------------------

----------
     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates and for the REMIC 2 Uncertificated Regular Interests, each of which represents one or more of the "regular interests" in REMIC 2.

     (2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

     (3) The Class P Certificates do not have a Certificate Principal Balance and do not bear interest.

     (4) The Class CE Interest will accrue interest at the Class CE Pass-Through Rate on the Notional Amount of the Class CE Interests outstanding from time to time which shall equal the aggregate of the Uncertified Principal Balances of the REMIC 1 Uncertificated Regular Interests. The Class CE Interest will have an initial principal balance equal to the Initial Overcollateralization Amount. The Class CE Interest will not accrue interest on the REMIC 2 Uncertificated Principal Balance.

     **The Class P Certificates represent the right to receive payments in respect of Prepayment Charges, Transferor Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts. The Class P Certificates will not represent an interest in any REMIC.

                                     REMIC 3

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class M-3 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest represents the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions.

     The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 3 created hereunder:

--------------------------------------------------------------------------------
                                           Original Class
                                        Certificate Principal    Assumed Final
Class Designation   Pass-Through Rate          Balance          Maturity Date(1)
--------------------------------------------------------------------------------
    Class M-3          Variable(2)         $2,227,000.00(3)      December 2033
--------------------------------------------------------------------------------

     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class M-3 Certificates, which represents the "regular interest" in REMIC 3.

     (2) The Class M-3 Certificates will receive 100% of the interest received in respect of the Class M-3 Interest.

     (3) The Class M-3 Certificates will receive 100% of the principal payments received in respect of the Class M-3 Interest.

                                     REMIC 4

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class M-4 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 4." The Class R-4 Interest represents the sole class of "residual interests" in REMIC 4 for purposes of the REMIC Provisions.

     The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 4 created hereunder:

--------------------------------------------------------------------------------
                                           Original Class
                                        Certificate Principal    Assumed Final
Class Designation   Pass-Through Rate          Balance          Maturity Date(1)
--------------------------------------------------------------------------------
    Class M-4          Variable(2)         $2,673,000.00(3)      December 2033
--------------------------------------------------------------------------------

     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class M-4 Certificates, which represents the "regular interest" in REMIC 4.

     (2) The Class M-4 Certificates will receive 100% of the interest received in respect of the Class M-4 Interest.

     (3) The Class M-4 Certificates will receive 100% of the principal payments received in respect of the Class M-4 Interest.

                                     REMIC 5

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class M-5 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 5." The Class R-5 Interest represents the sole class of "residual interests" in REMIC 5 for purposes of the REMIC Provisions.

     The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 5 created hereunder:

--------------------------------------------------------------------------------
                                           Original Class
                                        Certificate Principal    Assumed Final
Class Designation   Pass-Through Rate          Balance          Maturity Date(1)
--------------------------------------------------------------------------------
   Class M-5           Variable(2)         $2,227,000.00(3)      December 2033
--------------------------------------------------------------------------------

     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class M-3 Certificates, which represents the "regular interest" in REMIC 5.

     (2) The Class M-5 Certificates will receive 100% of the interest received in respect of the Class M-5 Interest.

     (3) The Class M-5 Certificates will receive 100% of the principal payments received in respect of the Class M-5 Interest.

                                     REMIC 6

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class M-6 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 6." The Class R-6 Interest represents the sole class of "residual interests" in REMIC 6 for purposes of the REMIC Provisions.

     The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 6 created hereunder:

--------------------------------------------------------------------------------
                                           Original Class
                                        Certificate Principal    Assumed Final
Class Designation   Pass-Through Rate          Balance          Maturity Date(1)
--------------------------------------------------------------------------------
    Class M-6           Variable(2)        $2,227,000.00(3)      December 2033
--------------------------------------------------------------------------------

     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class M-6 Certificates, which represents the "regular interest" in REMIC 6.

     (2) The Class M-6 Certificates will receive 100% of the interest received in respect of the Class M-6 Interest.

     (3) The Class M-6 Certificates will receive 100% of the principal payments received in respect of the Class M-6 Interest.

                                     REMIC 7

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class M-7 Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 7." The Class R-7 Interest represents the sole class of "residual interests" in REMIC 7 for purposes of the REMIC Provisions.

     The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 7 created hereunder:

--------------------------------------------------------------------------------
                                           Original Class
                                        Certificate Principal    Assumed Final
Class Designation   Pass-Through Rate          Balance          Maturity Date(1)
--------------------------------------------------------------------------------
     Class M-7          Variable(2)         $1,782,000.00(3)     December 2033
--------------------------------------------------------------------------------

     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class M-7 Certificates, which represents the "regular interest" in REMIC 7.

     (2) The Class M-7 Certificates will receive 100% of the interest received in respect of the Class M-7 Interest.

     (3) The Class M-7 Certificates will receive 100% of the principal payments received in respect of the Class M-7 Interest.

                                     REMIC 8

     As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 8." The Class R-8 Interest represents the sole class of "residual interests" in REMIC 8 for purposes of the REMIC Provisions.

     The following table sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a "regular interest" in REMIC 8 created hereunder:

--------------------------------------------------------------------------------
                                           Original Class
                                        Certificate Principal    Assumed Final
Class Designation   Pass-Through Rate          Balance          Maturity Date(1)
--------------------------------------------------------------------------------
     Class CE           Variable(2)        $891,543.01(3)        December 2033
--------------------------------------------------------------------------------

     (1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the Class CE Certificates, which represents the "regular interest" in REMIC 8.

     (2) The Class CE Certificates will receive 100% of the interest received in respect of the Class CE Interest.

     (3) The Class CE Certificates will receive 100% of the principal payments received in respect of the Class CE Interest.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms.

     Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Interest on all Classes of REMIC Regular Interests will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

     "1933 Act": The Securities Act of 1933, as amended.

     "60+ Day Delinquent Loan": Each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

     "Account": Any of the Collection Account, the Distribution Account, the Reserve Account or the Escrow Account.

     "Accrued Certificate Interest": With respect to each Distribution Date and Class of Class Certificates (other than the Class P and Residual Certificates), an amount equal to the interest accrued at the applicable rate set forth or described opposite such Class in the table in the Preliminary Statement during the related Interest Accrual Period on the Certificate Principal Balance of such Class of Certificates, reduced by such Class's Interest Percentage of Relief Act Interest Shortfalls, for such Distribution Date. The Class P and Residual Certificates will not be entitled to distributions in respect of interest.

     "Adjustable-Rate Mortgage Loan": A Mortgage Loan which has a rate at which interest accrues that adjusts based on the Index plus a related Gross Margin, as set forth and subject to the limitations in the related Mortgage Note.

     "Adjusted Net Maximum Mortgage Interest Rate": With respect to any Adjustable-Rate Mortgage Loan for any Distribution Date, the applicable maximum Mortgage Interest Rate for such Mortgage Loan, or with respect to any Fixed-Rate Mortgage Loan for any Distribution Date, the fixed Mortgage Interest Rate for such Mortgage Loan, in each case as of the first day of the related Collection Period and minus the Expense Fee Rate.

     "Adjusted Net Mortgage Interest Rate": With respect to any Mortgage Loan, the Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate.

     "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date on which the Mortgage Interest Rate of an Adjustable-Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

     "Advance": As to any Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.07.

     "Advance Facility": As defined in Section 6.06(a) hereof.

     "Advance Facility Notice": As defined in Section 6.06(b) hereof.

     "Advance Financing Person": As defined in Section 6.06(a) hereof.

     "Advance Reimbursement Amounts": As defined in Section 6.06(b) hereof.

     "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

     "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments and supplements hereto.

     "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

     "Applied Realized Loss Amount": With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Certificate Principal Balances of the Certificates (after giving effect to all distributions on such Distribution Date, including with respect to amounts representing Subsequent Recoveries) over
(b) the Pool Balance as of the end of the related Collection Period.

     "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

     "Assignment, Assumption and Recognition Agreement": The Assignment, Assumption and Recognition Agreement, dated March 30, 2004, among the Depositor, the Seller and the Transferor.

     "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

     "Available Funds": As to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate amount of the Monthly Payments due and received during the related Collection Period and remitted to the Trustee by the Servicer one Business Day prior to the related Distribution Date, (b) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Principal Prepayments, Substitution Adjustment Amounts, Reimbursement Amounts, Subsequent Recoveries, the Purchase Price for any repurchased Mortgage Loan, the Termination Price with respect to the termination of the Trust pursuant to Section 10.01 hereof and other unscheduled recoveries of principal and interest (excluding Prepayment Charges, Transferor Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts) in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property deposited in the Collection Account for such Distribution Date, (d) any Compensating Interest for such Distribution Date, and (e) the aggregate of any Advances made by the Servicer for such Distribution Date over (ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Sections 3.05 or 6.03, (b) amounts reimbursable or payable to the Trustee pursuant to Section 8.05 (other than Trustee Fees) and Section 9.01(c), (c) Stayed Funds, (d) the Servicing Fee and (e) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

     "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

     "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

     "Bankruptcy Code": Title 11 of the United States Code, as amended.

     "Basic Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

     "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates shall be Book-Entry Certificates.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     "Cap Amount": With respect to each Distribution Date and each of the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, the product of
(i) the Yield Maintenance Agreement Payment for such Distribution Date and (ii) a fraction, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates immediately prior to such Distribution Date.

     "Certificate": Any Regular Certificate, Class P Certificate or Residual Certificate.

     "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

     "Certificate Principal Balance": With respect to any Class of Certificates (other than the Class P, Class CE and Residual Certificates) and any Distribution Date, the sum of (a) the Original Class Certificate Principal Balance and (b) Subsequent Recoveries allocated to such Class of Certificates, reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) except with respect to the Class A-1 and Class A-2 Certificates, Applied Realized Loss Amounts allocated thereto. The Class P and Residual Certificates do not have a Certificate Principal Balance. With respect to the Class CE Certificate and any Distribution Date, the excess, if any, of the then aggregate Uncertificated Principal Balances of the REMIC 1 Uncertificated Regular Interests over the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates then outstanding. With respect to any Certificate (other than a Class P or a Residual Certificate) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate is equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class.

     "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or Non-U.S. Person shall not be a Holder of either of the Residual Certificates for any purpose hereof.

     "Class": Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

     "Class A Certificate": Any one of the Certificates with an "A" designated on the face thereof substantially in the form annexed hereto as Exhibits A-1 and A-2 executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

     "Class A Certificateholders": Collectively, the Holders of the Class A Certificates.

     "Class A Principal Distribution Amount": For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 63.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Cut-off Date Aggregate Principal Balance.

     "Class A-1 Certificate": Any one of the Class A-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Trustee, and authenticated and delivered by the Certificate Registrar representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

     "Class A-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.16% per annum, and (ii) following the Optional Termination Date, 0.32% per annum.

     "Class A-1 Formula Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-1 Certificate Margin and (b) the Maximum Cap Rate.

     "Class A-1 Pass-Through Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) the Class A-1 Formula Rate and (b) the Net WAC Cap.

     "Class A-2 Certificate": Any one of the Class A-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Trustee, and authenticated and delivered by the Certificate Registrar representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

     "Class A-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.42% per annum, and (ii) following the Optional Termination Date, 0.84% per annum.

     "Class A-2 Formula Rate": For each Distribution Date, a rate per annum equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-2 Certificate Margin and (b) the Maximum Cap Rate.

     "Class A-2 Pass-Through Rate": For any Distribution Date, a rate per annum equal to the lesser of (a) the Class A-2 Formula Rate and (b) the Net WAC Cap.

     "Class CE Certificates": Any one of the Class CE Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-9, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 8.

     "Class CE Distributable Amount": With respect to any Distribution Date, the sum of (i) the interest accrued on such Class CE Certificate at the Pass-Through Rate for the Class CE Certificates calculated on its Notional Amount less the amount (without duplication) of Net WAC Rate Carryover Amounts paid pursuant to
Section 4.02(b)(xxiii), (ii) any remaining Overcollateralization Release Amounts and (iii) the aggregate of amounts remaining in the Reserve Account after the distributions pursuant to Section 3.04(g).

     "Class CE Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the holders of the Class CE Certificates, evidencing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

     "Class M Certificate": Any one of the Certificates with an "M" designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, Exhibit C-3, Exhibit C-4, Exhibit C-5, Exhibit C-6, Exhibit C-7 and Exhibit C-8, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

     "Class M Certificateholders": Collectively, the Holders of the Class M Certificates.

     "Class M-1 Applied Realized Loss Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount and the Class M-7 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-1 Certificate": Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, executed by the Trustee, and authenticated and delivered by the Certificate Registrar representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

     "Class M-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.52% per annum, and (ii) following the Optional Termination Date, 0.78% per annum.

     "Class M-1 Formula Rate": For each Distribution Date, a per annum rate equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-1 Certificate Margin and (b) the Maximum Cap Rate.

     "Class M-1 Pass-Through Rate": For any Distribution Date, a per annum rate equal to the lesser of (a) the Class M-1 Formula Rate and (b) the Net WAC Cap.

     "Class M-1 Principal Distribution Amount": For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 75.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

     "Class M-1 Realized Loss Amortization Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (ii) hereof, in each case for such Distribution Date.

     "Class M-2 Applied Realized Loss Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount and the Class M-7 Applied Realized Loss Amount as of such Distribution Date.

     "Class M-2 Certificate": Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-3, executed by the Trustee, and authenticated and delivered by the Certificate Registrar representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

     "Class M-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.15% per annum, and (ii) following the Optional Termination Date, 1.725% per annum.

     "Class M-2 Formula Rate": For each Distribution Date, a per annum rate equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-2 Certificate Margin and (b) the Maximum Cap Rate.

     "Class M-2 Pass-Through Rate": For any Distribution Date, a per annum rate equal to the lesser of (a) the Class M-2 Formula Rate and (b) the Net WAC Cap.

     "Class M-2 Principal Distribution Amount": For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

     "Class M-2 Realized Loss Amortization Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow

Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through
(v) hereof, in each case for such Distribution Date.

     "Class M-3 Applied Realized Loss Amount": As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount and the Class M-7 Applied Realized Loss Amount as of such Distribution Date.

     "Class M-3 Certificate": Any one of the Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-4, executed by the Trustee, and authenticated and delivered by the Certificate Registrar representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3 for purposes of the REMIC Provisions.

     "Class M-3 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.40% per annum, and (ii) following the Optional Termination Date, 2.10% per annum.

     "Class M-3 Formula Rate": For each Distribution Date, a per annum rate equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-3 Certificate Margin and (b) the Maximum Cap Rate.

     "Class M-3 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the holders of the Class M-3 Certificates, evidencing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

     "Class M-3 Pass-Through Rate": For any Distribution Date, a per annum rate equal to the lesser of (a) the Class M-3 Formula Rate and (b) the Net WAC Cap.

     "Class M-3 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

     "Class M-3 Realized Loss Amortization Amount": As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3

Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (viii) hereof, in each case for such Distribution Date.

     "Class M-4 Applied Realized Loss Amount": As to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-4 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount and the Class M-7 Applied Realized Loss Amount as of such Distribution Date.

     "Class M-4 Certificate": Any one of the Class M-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-5, executed by the Trustee, and authenticated and delivered by the Certificate Registrar representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 4 for purposes of the REMIC Provisions.

     "Class M-4 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.65% per annum, and (ii) following the Optional Termination Date, 2.475% per annum.

     "Class M-4 Formula Rate": For each Distribution Date, a per annum rate equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-4 Certificate Margin and (b) the Maximum Cap Rate.

     "Class M-4 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the holders of the Class M-4 Certificates, evidencing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

     "Class M-4 Pass-Through Rate": For any Distribution Date, a per annum rate equal to the lesser of (a) the Class M-4 Formula Rate and (b) the Net WAC Cap.

     "Class M-4 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

     "Class M-4 Realized Loss Amortization Amount": As to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xi) hereof, in each case for such Distribution Date.

     "Class M-5 Applied Realized Loss Amount": As to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-5 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-6 Applied Realized Loss Amount and the Class M-7 Applied Realized Loss Amount as of such Distribution Date.

     "Class M-5 Certificate": Any one of the Class M-5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-6, executed by the Trustee, and authenticated and delivered by the Certificate Registrar representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 5 for purposes of the REMIC Provisions.

     "Class M-5 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.80% per annum, and (ii) following the Optional Termination Date, 2.70% per annum.

     "Class M-5 Formula Rate": For each Distribution Date, a per annum rate equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-5 Certificate Margin and (b) the Maximum Cap Rate.

     "Class M-5 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the holders of the Class M-5 Certificates, evidencing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

     "Class M-5 Pass-Through Rate": For any Distribution Date, a per annum rate equal to the lesser of (a) the Class M-5 Formula Rate and (b) the Net WAC Cap.

     "Class M-5 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal

Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

     "Class M-5 Realized Loss Amortization Amount": As to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xiv) hereof, in each case for such Distribution Date.

     "Class M-6 Applied Realized Loss Amount": As to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-6 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the Class M-7 Applied Realized Loss Amount as of such Distribution Date.

     "Class M-6 Certificate": Any one of the Class M-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-7, executed by the Trustee, and authenticated and delivered by the Certificate Registrar representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 6 for purposes of the REMIC Provisions.

     "Class M-6 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.00% per annum, and (ii) following the Optional Termination Date, 4.50% per annum.

     "Class M-6 Formula Rate": For each Distribution Date, a per annum rate equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-6 Certificate Margin and (b) the Maximum Cap Rate.

     "Class M-6 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the holders of the Class M-6 Certificates, evidencing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

     "Class M-6 Pass-Through Rate": For any Distribution Date, a per annum rate equal to the lesser of (a) the Class M-6 Formula Rate and (b) the Net WAC Cap.

     "Class M-6 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the

Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

     "Class M-6 Realized Loss Amortization Amount": As to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xvii) hereof, in each case for such Distribution Date.

     "Class M-7 Applied Realized Loss Amount": As to the Class M-7 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-7 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the related Applied Realized Loss Amount as of such Distribution Date.

     "Class M-7 Certificate": Any one of the Class M-7 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-8, executed by the Trustee, and authenticated and delivered by the Certificate Registrar representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 7 for purposes of the REMIC Provisions.

     "Class M-7 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 3.50% per annum, and (ii) following the Optional Termination Date, 5.25% per annum.

     "Class M-7 Formula Rate": For each Distribution Date, a per annum rate equal to the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-7 Certificate Margin and (b) the Maximum Cap Rate.

     "Class M-7 Interest": An uncertificated interest in the Trust Fund held by the Trustee on behalf of the holders of the Class M-7 Certificates, evidencing a regular interest in REMIC 2 for purposes of the REMIC Provisions.

     "Class M-7 Pass-Through Rate": For any Distribution Date, a per annum rate equal to the lesser of (a) the Class M-7 Formula Rate and (b) the Net WAC Cap.

     "Class M-7 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 99.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of 0.50% and the Cut-off Date Aggregate Principal Balance.

     "Class M-7 Realized Loss Amortization Amount": As to the Class M-7 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-7 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xx) hereof, in each case for such Distribution Date.

     "Class P Certificate": Any one of the Certificates with a "P" designated on the face thereof substantially in the form annexed hereto as Exhibit C-10, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

     "Class R Certificate": The Class R Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1 and evidencing the ownership of the Residual Interest in each of REMIC 1 and REMIC
2. The Class R Certificate represents the ownership of the Class R-1 Interest and Class R-2 Interest.

     "Class RX Certificate": The Class RX Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1 and evidencing the ownership of the Class R-3 Interest, the Class R-4 Interest, the Class R-5 Interest, the Class R-6 Interest, the Class R-7 Interest and the Class R-8 Interest.

     "Class R-1 Interest": The uncertificated residual interest in REMIC 1.

     "Class R-2 Interest": The uncertificated residual interest in REMIC 2.

     "Class R-3 Interest": The uncertificated Residual Interest in REMIC 3.

     "Class R-4 Interest": The uncertificated Residual Interest in REMIC 4.

     "Class R-5 Interest": The uncertificated Residual Interest in REMIC 5.

     "Class R-6 Interest": The uncertificated Residual Interest in REMIC 6.

     "Class R-7 Interest": The uncertificated Residual Interest in REMIC 7.

     "Class R-8 Interest": The uncertificated Residual Interest in REMIC 8.

     "Closing Date": March 30, 2004.

     "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

     "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.04, which shall be entitled "Collection Account, Litton Loan Servicing LP, as Servicer for the Trust under the Pooling and Servicing Agreement dated as of March 1, 2004 among Asset Backed Funding Corporation, as Depositor, Litton Loan Servicing LP, as Servicer, and JPMorgan Chase Bank, as Trustee, in trust for registered Holders of ABFC 2004-AHL1 Trust, ABFC Asset-Backed Certificates, Series 2004-AHL1," and which must be an Eligible Account.

     "Collection Period": With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

     "Compensating Interest": As defined in Section 3.23 hereof.

     "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

     "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 4 New York Plaza, 6th Floor, New York, New York, 10004-2477, Attention: Institutional Trust Services/Global Debt - ABFC 2004-AHL1 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

     "Corresponding Classes": With respect to REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, and REMIC 1 Regular Interest LT1M7, the Class A-1 Certificates, the Class A-2 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Interest, the Class M-4 Interest, the Class M-5 Interest, the Class M-6 Interest and the Class M-7 Interest. With respect to the Class M-3 Interest, the Class M-4 Interest, the Class M-5 Interest, the Class M-6 Interest, the Class M-7 Interest and the Class CE Interest, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class CE Certificates.

     "Credit Enhancement Percentage": For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balances of the Mezzanine Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

     "Cumulative Loss Trigger Event": With respect to any Distribution Date on or after the Distribution Date occurring in April 2007, a Cumulative Loss Trigger Event shall exist if the aggregate Realized Losses incurred from and after the Closing Date (reduced by the aggregate amount of Subsequent Recoveries received from and after the Closing Date) divided by the Cut-off Date Aggregate Principal Balance exceeds the applicable percentage with respect to such Distribution Date (the "Cumulative Loss Trigger Percentage"). The Cumulative Loss Trigger Percentage for certain Distribution Dates is set forth below. The Cumulative Loss Trigger Percentage will increase each month and is calculated using straight line interpolation methodology between the Cumulative Loss Trigger Percentage for the particular Distribution Dates specified in the table below.

-------------------------------------------------------------------
Distribution Date Occurring In   Cumulative Loss Trigger Percentage
-------------------------------------------------------------------
    April 2007 - March 2008                     5.00%
-------------------------------------------------------------------
    April 2008 - March 2009                     7.50%
-------------------------------------------------------------------
    April 2009 - March 2010                    10.00%
-------------------------------------------------------------------
   April 2010 and thereafter                   11.50%
-------------------------------------------------------------------

     ""Custodian": Initially, JPMorgan Chase Bank; thereafter any other Custodian acceptable to the Depository and selected by the Trustee.

     Cut-off Date": March 1, 2004.

     "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

     "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan).

     "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

     "Defective Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

     "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificates": As defined in Section 5.02(c) hereof.

     "Delinquent": Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

     "Depositor": Asset Backed Funding Corporation, a Delaware corporation, or any successor in interest.

     "Depository": The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer under this Agreement) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer under this Agreement) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) a foreign government, any international organization, or any agency or instrumentality of the foregoing, (v) an "electing large partnership," or (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in the Class R Certificate by such Person may cause any REMIC created hereunder or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax, except for Freddie Mac, and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

     "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "Distribution Account, JPMorgan Chase Bank, as Trustee, in trust for the registered Holders of ABFC 2004-AHL1 Trust, ABFC Asset-Backed Certificates, Series 2004-AHL1" and which must be an Eligible Account.

     "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in April 2004.

     "Distribution Date Statement": As defined in Section 4.06(a) hereof.

     "Due Date": With respect to each Mortgage Loan and any Distribution Date, the day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any grace period.

     "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1+" by S&P and "P-1" by Moody's (or comparable ratings if S&P and Moody's are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

     "Eligible Substitute Mortgage Loan": A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5.00% less than, the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate, with respect to a Fixed-Rate Mortgage Loan, not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1.00% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan, (iii) have the same Due Date as the Defective Mortgage Loan; (iv) if an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Interest Rate not less than the Maximum Mortgage Interest Rate for the Defective Mortgage Loan, (v) if an Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Defective Mortgage Loan, (vi) if an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Defective Mortgage Loan, (vii) if an Adjustable-Rate Mortgage Loan, have the same Index as the Defective Mortgage Loan, (viii) if an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Defective Mortgage Loan, an Eligible Substitute Mortgage Loan must have all Adjustment Dates occurring during the same Interest Accrual Period during which Adjustment Dates occur with respect to the Defective Mortgage Loan, (ix) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (x) be current as of the date of substitution, (xi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Defective Mortgage Loan as of such date, (xii) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Defective Mortgage Loan, (xiii) have been underwritten or reunderwritten in accordance with the same underwriting criteria and guidelines as the Defective Mortgage Loan and (xiv) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause
(ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (ix) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (xi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "ERISA-Restricted Certificates": Any of the Class M-7, Class P, Class CE and the Residual Certificates; and any Class of Certificates that no longer satisfies the applicable ratings requirement of Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

     "Escrow Account": The account or accounts created and maintained pursuant to Section 3.06.

     "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

     "Estate in Real Property": A fee simple estate in a parcel of real property.

     "Exchange Act": The Securities Exchange Act of 1934, as amended.

     "Expense Fee Rate": The sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

     "Extended Period": As defined in Section 9.04(b).

     "Extra Principal Distribution Amount": As of any Distribution Date, the lesser of (x) the Monthly Excess Cashflow Amount for such Distribution Date and
(y) the Overcollateralization Deficiency for such Distribution Date.

     "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

     "Fidelity Bond": Shall have the meaning assigned thereto in Section 3.12.

     "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property (i) purchased by the Seller pursuant to or as contemplated by Section 2.03, (ii) purchased by the Servicer pursuant to Section 3.16 or (iii) purchased by the Majority Class CE Certificateholders or the Servicer pursuant to Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

     "Final Scheduled Distribution Date": With respect to each Class of Certificates, the date specified as such in the related form of certificate attached hereto as an exhibit.

     "Fixed-Rate Mortgage Loan": A Mortgage Loan which has a constant annual rate at which interest accrues in accordance with the provisions of the related Mortgage Note.

     "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

     "Grantor Trust": That portion of the Trust Fund exclusive of any REMIC created hereunder which holds (a) any Prepayment Charges received in respect of the Mortgage Loans, any Servicer Prepayment Charge Payment Amounts or any Transferor Prepayment Charge Payment Amounts and the right of the Class P Certificateholders to receive such Prepayment Charges, Servicer Prepayment Charge Payment Amounts or Transferor Prepayment Charge Payment Amounts, (b) the right of the Offered Certificates and the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates to receive Net WAC Rate Carryover Amounts, (c) the Yield Maintenance Agreement, the Reserve Account and the beneficial interest of the Class CE Certificates with respect thereto, subject to the obligation to pay Net WAC Rate Carryover Amounts and (d) the obligation of the Class CE Certificates to pay such Net WAC Rate Carryover Amounts.

     "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

     "HUD": The United States Department of Housing and Urban Development, or any successor thereto.

     "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1.00% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

     "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to REMIC 1 within the meaning of Section 856(d)(3) of the Code if REMIC 1 were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Index": With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

     "Initial Certificate Principal Balance": With respect to any Certificate of a Class other than a Class P or Residual Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

     "Initial Overcollateralization Amount": $891,543.01.

     "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     "Interest Accrual Period": With respect to any Distribution Date and (i) the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class CE Certificates, the period from the preceding Distribution Date to the day prior to the current Distribution Date (or, in the case of the first Distribution Date, the period from the Closing Date to the day prior to the first Distribution Date), and (ii) the REMIC Regular

Interests, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Mortgage Loan": A Mortgage Loan which requires only payments of interest (and not principal) for a period of time specified in the related Mortgage Note.

     "Interest Percentage": With respect to any Class of Certificates (other than the Class P and Residual Certificates) and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes of Certificates, in each case with respect to such Distribution Date, without regard to Relief Act Interest Shortfalls.

     "Interest Remittance Amount": As of any Distribution Date, the sum, without duplication, of (i) that portion of the Available Funds for such Distribution Date attributable to all interest collected or advanced with respect to the related Collection Period on the Mortgage Loans, (ii) all Compensating Interest paid by the Servicer with respect to such Distribution Date with respect to the Mortgage Loans, and (iii) the portion of any payment in connection with any Principal Prepayment, Substitution Adjustment Amount, Purchase Price, Termination Price, Net Liquidation Proceeds or Insurance Proceeds, relating to interest with respect to the Mortgage Loans received during the related Prepayment Period and (iv) any Reimbursement Amount received during the related Prepayment Period.

     "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

     "Lender": As defined in Section 6.06(b) hereof.

     "LIBOR Business Day": Any day on which banks in London, England and the City of New York are open and conducting transactions in foreign currency and exchange.

     "LIBOR Determination Date": With respect to the Offered Certificates and the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, (i) for the first Distribution Date, the second LIBOR Business Day preceding the Closing Date and (ii) for each subsequent Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

          "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.


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

     "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

     "Liquidation Report": The report with respect to a Liquidated Mortgage Loan in such form as is agreed to by the Servicer and the Trustee listing (i) the sale price of the related Mortgaged Property or amount of the REO Disposition,
(ii) the amount of any Realized Loss (or gain) with respect to such Liquidated Mortgage Loan, (iii) the expenses relating to the liquidation of such Liquidated Mortgage Loan and (iv) such other information as is agreed to by the Servicer and the Trustee.

     "Loan-to-Value Ratio": As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

     "Losses": As defined in Section 9.03.

     "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

     "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

     "Majority Class CE Certificateholders": The Holders of Class CE Certificates representing at least 51% of the Notional Amount of such Class.

     "Marker Rate": With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC Pass-Through Rates for REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7 and REMIC 1 Regular Interest LT1ZZ, (i) with the rate on each such REMIC 1 Uncertificated Regular Interest subject to a cap equal to the Formula Rate of its Corresponding Class for the purposes of this calculation and
(ii) with the rate on REMIC 1 Regular Interest LT1ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC Regular Interest LT1M6 and REMIC 1 Regular Interest


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

LT1M7 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

     "Maximum Cap Rate": With respect to any Distribution Date for the Class A and Mezzanine Certificates, a per annum rate equal to the average of the Adjusted Net Maximum Mortgage Interest Rates of the Mortgage Loans weighted on the basis of the Principal Balances of the Mortgage Loans as of the first day of the related Collection Period, adjusted by multiplying such rate by a fraction, the numerator of which is 30, and the denominator of which is equal to the actual number of days in the related Interest Accrual Period.

     "Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LT1ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ minus the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6 and REMIC 1 Regular Interest LT1M7, each subject to a cap equal to the Formula Rate of the related Corresponding Class for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6 and REMIC 1 Regular Interest LT1M7, shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

     "Maximum Mortgage Interest Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

     "MERS": Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor to it.

     "MERS Designated Mortgage Loan": Mortgage Loans for which (a) the Responsible Party has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgage of record, as nominee for the Responsible Party, in accordance with MERS Procedure Manual and (b) the Responsible Party has designated or will designate the Trust as the Investor on the MERS(R) System.

     "MERS Procedure Manual": The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

     "MERS(R) System": MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

     "Mezzanine Certificates": The Class M Certificates.


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

     "Minimum Mortgage Interest Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

     "Monthly Excess Cashflow Amount": The sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Class A Certificates and the Mezzanine Certificates.

     "Monthly Excess Interest Amount": With respect to each Distribution Date, the amount, if any, by which the Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to paragraphs (a) through (j) under Section 4.01.

     "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     "Moody's": Moody's Investors Service, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

     "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     "Mortgage Interest Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the applicable Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable-Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the applicable Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

     "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

     "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, dated as of March 30, 2004, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

     "Mortgage Loan Schedule": As of any date with respect to the Mortgage Loans, the list of such Mortgage Loans included in the Trust Fund on such date, separately identifying the Fixed-Rate Mortgage Loans and the Adjustable-Rate Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(1)  the Mortgage Loan identifying number;

(2)  the full street address, state and zip code of the Mortgaged Property;

(3)  the type of Residential Dwelling constituting the Mortgaged Property;

(4)  the occupancy status of the Mortgaged Property at origination;

(5)  the original months to maturity;

(6)  the date of origination;

(7)  the first payment date;

(8)  the stated maturity date;

(9)  the stated remaining months to maturity;

(10) the original principal amount of the Mortgage Loan;

(11) the Principal Balance of each Mortgage Loan as of the Cut-off Date;

(12) the initial Mortgage Interest Rate;

(13) the Mortgage Interest Rate of the Mortgage Loan as of the Cut-off Date;

(14) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

(15) the contractual interest paid to date of the Mortgage Loan;


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

(16) the Loan-to-Value Ratio at origination and as of the Cut-off Date;

(17) a code indicating the delinquency status of the Mortgage Loan as of the Cut-off Date;

(18) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or Fixed-Rate Mortgage Loan;

(19) with respect to each Adjustable-Rate Mortgage Loan, a code indicating the Index that is associated with such Mortgage Loan;

(20) with respect to each Adjustable-Rate Mortgage Loan, the Gross Margin;

(21) with respect to each Adjustable-Rate Mortgage Loan, the Periodic Rate Cap;

(22) with respect to each Adjustable-Rate Mortgage Loan, the initial Periodic Rate Cap;

(23) the Minimum Mortgage Interest Rate;

(24) the Maximum Mortgage Interest Rate;

(25) a code indicating whether the Mortgage Loan has a Prepayment Charge and the type of Prepayment Charge and the term;

(26) with respect to each Adjustable-Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

(27) with respect to each Adjustable-Rate Mortgage Loan, the rate adjustment frequency;

(28) with respect to each Adjustable-Rate Mortgage Loan, the payment adjustment frequency;

(29) the MERS identification number;

(30) a code indicating each credit score (i.e. FICO score) of the Mortgagor obtained at the time of origination;

(31) the purpose of the Mortgage Loan;

(32) a code indicating the credit grade and specific loan/underwriting program of each Mortgage Loan;

(33) the Value of the related Mortgaged Property;

(34) the date on which the first Monthly Payment was due;

(35) the documentation level (i.e. full, alternative, limited);

(36) the Mortgagor's debt to income ratio;

(37) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan;


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

(38) a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan; and

(39) a code indicating whether the Mortgage Loan is secured by a ground lease.

     The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date, with respect to the Mortgage Loans in the aggregate, for the Fixed-Rate Mortgage Loans and for the Adjustable-Rate Mortgage Loans: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the applicable date of substitution.

     "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

     "Mortgagor": The obligor on a Mortgage Note.

     "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of unreimbursed Advances, unreimbursed Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

     "Net WAC Cap": With respect to any Distribution Date, the Net WAC Rate.

     "Net WAC Rate": As of any Distribution Date, a per annum rate (not less than zero and subject to adjustment based upon the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Interest Rates of the Mortgage Loans, calculated as of the first day of the related Collection Period.

     "Net WAC Rate Carryover Amount": For any Distribution Date, if on such Distribution Date or any prior Distribution Date, the Accrued Certificate Interest for any Class A or Mezzanine Certificates is based upon the Net WAC Cap for such Distribution Date, the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class in respect of such Distribution Date based on the related Formula Rate, over (b) the amount of interest actually accrued on such Class in respect of such Distribution Date based on the related Net WAC Rate, plus (ii) the unpaid portion of any Net WAC Rate Carryover Amount from prior Distribution Dates (and interest accrued thereon at the then applicable Formula Rate on such Certificate).


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

     "Net WAC Rate Carryover Arrangement": The right of the Class A and Mezzanine Certificates to receive payments of amounts otherwise payable to the Class CE Certificates and the right of the Class CE Certificates to amounts remaining after payment of the Net WAC Rate Carryover Amount and any amounts remaining in the Reserve Fund, each as specified in Sections 4.02(b)(xxii), 4.02(b)(xxiii), and 3.04(g), respectively.

     "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

     "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan as provided herein.

     "Non-U.S. Person": Any person other than a U.S. Person.

     "Notional Amount": With respect to the Class CE Certificates, immediately prior to any Distribution Date, a notional amount equal to the aggregate of the Uncertificated Principal Balances of the REMIC 1 Uncertificated Regular Interests.

     "Offered Certificates": The Class A-1, Class A-2, Class M-1 and Class M-2 Certificates.

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

     "One-Month LIBOR": With respect to each Interest Accrual Period, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If no such quotations are available on an LIBOR Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

          (i) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.001%);

          (ii) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Depositor, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates; and

          (iii) If no such quotations can be obtained, One-Month LIBOR for the related Interest Accrual Period shall be One-Month LIBOR for the prior Distribution Date.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

     "Optional Termination Date": The first Distribution Date on which the Majority Holders of the Class CE Certificates or, if such Holders do not exercise such option, the Servicer or any affiliate of the Servicer, may opt to terminate the Mortgage Pool pursuant to Section 10.01.

     "Original Class Certificate Principal Balance": With respect to each Class of Certificates (other than the Class P and Residual Certificates), the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class in the Preliminary Statement. The Class P and Residual Certificates do not have an Original Class Certificate Principal Balance.

     "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Certificate Principal Balances of all Classes of Offered Certificates and the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (in each case, after taking into account all distributions of principal on such Distribution Date).

     "Overcollateralization Deficiency": As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Class A and Class M Certificates resulting from the distribution of the Basic Principal Distribution Amount on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

     "Overcollateralization Release Amount": With respect to any Distribution Date on and after the Stepdown Date on which a Trigger Event is not in effect, the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Class A and Class M Certificates resulting from the distribution of the Basic Principal Distribution Amount on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution
Date), assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates on such Distribution Date, over
(ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class M-1 Pass-Through Rate, the Class M-2 Pass-Through Rate, the Class M-3 Pass-Through Rate, the Class M-4 Pass-Through Rate, the Class M-5 Pass-Through Rate, the Class M-6 Pass-Through Rate and the Class M-7 Pass-Through Rate. With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (K) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7 and REMIC 1 Regular Interest LT1ZZ. For purposes of calculating the Pass-Through Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

               (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1AA;

               (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A1;

               (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A2;

               (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M1;

               (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M2;

               (F) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M3;

               (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M4;

               (H) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M5;


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

               (I) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M6;

               (J) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1M7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M7; and

               (K) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ.

     "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

     "Percentage Interest": With respect to any Certificate (other than a Class P or Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Class P or Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

     "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Interest Rate or the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

     "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and Moody's and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

          (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated "A" or higher by S&P and "A2" or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds registered under the Investment Company Act of 1940 (including funds managed or advised by the Trustee or affiliates thereof) having the highest rating category by the applicable Rating Agency; and

          (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization, a Non-U.S. Person or a U.S. Person with respect to whom income on the Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

     "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Pool Balance": As of any date of determination, the aggregate Principal Balance of the Mortgage Loans.

     "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, as identified in the Prepayment Charge Schedule (other than any Servicer Prepayment Charge Payment Amount or Transferor Prepayment Charge Payment Amount).

     "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges included in the Trust Fund on such date, attached hereto as Schedule I as supplemented by each schedule of Eligible Substitute Mortgage Loans which by their terms have related Prepayment Charges. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment
Charge:

          (a) the Mortgage Loan identifying number;

          (b) a code indicating the type of Prepayment Charge;

          (c) the date on which the first Monthly Payment was due on the related Mortgage Loan;

          (d) the term or amount of the Prepayment Charge;

          (e) the original Principal Balance of the related Mortgage Loan; and

          (f) the Cut-off Date Principal Balance of the related Mortgage Loan.

     The Prepayment Charge Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period.

     "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the period commencing on the Cut-off Date and ending on the last day of the calendar month preceding such Distribution Date).

     "Principal Balance": As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Loan, (ii) the principal portion of Advances, (iii) any Deficient Valuation and (iv) any principal reduction resulting from a Servicer Modification. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

     "Principal Distribution Amount": As to any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

     "Principal Remittance Amount": With respect to any Distribution Date, the sum (less amounts available for reimbursement of Advances and Servicing Advances pursuant to Section 3.05 and expenses reimbursable pursuant to Section 6.03) of:
(i) each scheduled payment of principal on a Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all full and partial Principal Prepayments received by the Servicer during the related Prepayment Period, (iii) the Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) the principal portion of any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal.

     "Private Certificates": Any of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class CE, Class P and Class R Certificates.

     "Property Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's servicing procedures, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     "Prospectus Supplement": That certain Prospectus Supplement dated March 26, 2004 relating to the public offering of the Offered Certificates.

     "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of
(x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, accrued interest at the applicable Mortgage Interest Rate on its fair market value, determined in good faith by the Servicer, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.13, (v) in the case of a Mortgage Loan required to be purchased pursuant to
Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, and (vi) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

     "Qualified Insurer": Any insurance company acceptable to Fannie Mae or Freddie Mac.

     "Rating Agency or Rating Agencies": Moody's and S&P, or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

     "Realized Loss": (a) With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds from such Mortgage Loan and the related Mortgaged Property which are applied to reduce the principal balance of the related Mortgage Loan; (b) with respect to any Mortgage Loan, a Deficient Valuation with respect thereto; and (c) with respect to any Mortgage Loan, a reduction in the Principal Balance thereof resulting from a Servicer Modification. If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to such Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

     "Realized Loss Amortization Amount": Any of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount and the Class M-7 Realized Loss Amortization Amount.

     "Record Date": With respect to any Distribution Date and all of the Certificates (other than the Class P Certificates, the Class CE Certificates and the Residual Certificates), the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution

Date occurs. With respect to the Class P Certificates, Class CE Certificates and the Residual Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date).

     "Reference Banks": Those three (3) banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Trustee and (iii) which have been designated as such by the Trustee after consultation with the Servicer; provided, however, that if fewer than two of such banks provide a One-Month LIBOR rate, then any leading banks selected by the Trustee which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

     "Regular Certificate": Any of the Offered Certificates and the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class CE Certificates.

     "Related Documents": With respect to any Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents.

     "Relief Act": The Servicemembers Civil Relief Act, or any similar state or local laws.

     "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Collection Period is less than
(ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

     "Reimbursement Amount": All costs or damages incurred by the Trust as a result of the violation of any applicable federal, state or local abusive or predatory lending law caused by a breach of a representation or warranty of the Transferor in the Transfer Agreement regarding compliance of any Mortgage Loan with the same.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC 1": The segregated pool of assets subject hereto consisting of the Trust Fund (exclusive of the Yield Maintenance Agreement, the Reserve Fund, the Net WAC Rate Carryover Arrangement, the Prepayment Charges, the Servicer Prepayment Charge Payment Amounts and the Transferor Servicer Prepayment Charge Payment Amounts) with respect to which a REMIC election is to be made.

     "REMIC 1 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1AA minus the Marker Rate, divided by (b) 12.

     "REMIC 1 Overcollateralization Target Amount": 1.00% of the Targeted Overcollateralization Amount.

     "REMIC 1 Overcollateralized Amount": With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balances of the REMIC 1 Uncertificated Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6 and REMIC 1 Regular Interest LT1M7, in each case as of such date of determination.

     "REMIC 1 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) one (1) minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6 and REMIC 1 Regular Interest LT1M7 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7 and REMIC 1 Regular Interest LT1ZZ.

     "REMIC 1 Regular Interest LT1AA": One of the separate uncertificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1AA shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1A1": One of the separate uncertificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1A2": One of the separate uncertificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance asset forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M1": One of the separate uncertificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M1 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M2": One of the separate uncertificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M3": One of the separate uncertificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M4": One of the separate uncertificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M5": One of the separate uncertificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M5 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M6": One of the separate uncertificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M6 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1M7": One of the separate uncertificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1M7 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Regular Interest LT1ZZ": One of the separate uncertificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in

REMIC 1. REMIC 1 Regular Interest LT1ZZ shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

     "REMIC 1 Uncertificated Regular Interests": REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, and REMIC 1 Regular Interest LT1ZZ.

     "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Uncertificated Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Offered Certificates, the Class M-3 Interest, the Class M-4 Interest, the Class M-5 Interest, the Class M-6 Interest, the Class M-7 Interest, the Class CE Interest and the Class R Certificate (in respect of the Class R-1 Interest and the R-2 Interest), and all amounts deposited therein, with respect to which a separate REMIC election is to be made. REMIC 2 will not include the Yield Maintenance Agreement, the Reserve Fund, the Net WAC Rate Carryover Arrangement, the Prepayment Charges, the Servicer Prepayment Charge Payment Amounts or the Transferor Servicer Prepayment Charge Payment Amounts.

     "REMIC 2 Uncertificated Principal Balance": With respect to the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Interests as of the Closing Date, the REMIC 2 Uncertificated Principal Balance of each REMIC 2 Uncertificated Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC 2 Uncertificated Regular Interest shall be reduced by all distributions of principal made on the Corresponding Class of such REMIC 2 Uncertificated Regular Interest on such Distribution Date pursuant to Section 4.04.01 and 4.02. With respect to the Class CE Interest as of any date of determination, The REMIC 2 Uncertificated Principal Balance of each REMIC 2 Uncertificated Regular Interest shall never be less than zero, an amount equal to the excess of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Uncertificated Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A and Class M Certificates. The original REMIC 2 Uncertificated Principal Balance of the Class CE Interest shall equal the Initial Overcollateralization Amount.

     "REMIC 2 Uncertificated Regular Interests": The Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Interests and Class CE Interest.

     "REMIC 3": The segregated pool of assets consisting of all of the Class M-3 Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class M-3 Certificates and the Class RX Certificate (in respect of the Class R-3 Interest), pursuant and all amounts deposited therein, with respect to which a separate REMIC election is to be made. REMIC 3 will not include the Yield Maintenance Agreement, the Reserve Fund, the Net WAC Rate Carryover Arrangement, the Prepayment Charges, the Servicer Prepayment Charge Payment Amounts or the Transferor Servicer Prepayment Charge Payment Amounts.

     "REMIC 4": The segregated pool of assets consisting of all of the Class M-4 Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class M-4 Certificates and the Class RX Certificate (in respect of the Class R-4 Interest), and all amounts deposited therein, with respect to which a separate REMIC election is to be made. REMIC 4 will not include the Yield Maintenance Agreement, the Reserve Fund, the Net WAC Rate Carryover Arrangement, the Prepayment Charges, the Servicer Prepayment Charge Payment Amounts or the Transferor Servicer Prepayment Charge Payment Amounts.

     "REMIC 5": The segregated pool of assets consisting of all of the Class M-5 Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class M-5 Certificates and the Class RX Certificate (in respect of the Class R-5 Interest), and all amounts deposited therein, with respect to which a separate REMIC election is to be made. REMIC 5 will not include the Yield Maintenance Agreement, the Reserve Fund, the Net WAC Rate Carryover Arrangement, the Prepayment Charges, the Servicer Prepayment Charge Payment Amounts or the Transferor Servicer Prepayment Charge Payment Amounts.

     "REMIC 6": The segregated pool of assets consisting of all of the Class M-6 Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class M-6 Certificates and the Class RX Certificate (in respect of the Class R-6 Interest), and all amounts deposited therein, with respect to which a separate REMIC election is to be made. REMIC 6 will not include the Yield Maintenance Agreement, the Reserve Fund, the Net WAC Rate Carryover Arrangement, the Prepayment Charges, the Servicer Prepayment Charge Payment Amounts or the Transferor Servicer Prepayment Charge Payment Amounts.

     "REMIC 7": The segregated pool of assets consisting of all of the Class M-7 Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class M-7 Certificates and the Class RX Certificate (in respect of the Class R-7 Interest, and all amounts deposited therein, with respect to which a separate REMIC election is to be made. REMIC 7 will not include the Yield Maintenance Agreement, the Reserve Fund, the Net WAC Rate Carryover Arrangement, the Prepayment Charges, the Servicer Prepayment Charge Payment Amounts or the Transferor Servicer Prepayment Charge Payment Amounts.

     "REMIC 8": The segregated pool of assets consisting of all of the Class CE Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class CE Certificates and the Class RX Certificate (in respect of the Class R-8 Interest, and all amounts deposited therein, with respect to which a separate REMIC election is to be made. REMIC 8 will not include the Yield Maintenance Agreement, the Reserve Fund, the Net WAC Rate Carryover Arrangement, the Prepayment Charges, the Servicer Prepayment Charge Payment Amounts or the Transferor Servicer Prepayment Charge Payment Amounts.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Interests": The REMIC 1 Uncertificated Regular Interests and the REMIC 2 Uncertificated Regular Interests.

     "Remittance Report": A report prepared by the Servicer and delivered to the Trustee pursuant to Section 4.07, containing the information attached hereto as Exhibit M.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust.

     "REO Imputed Interest": As to any REO Property, for any Collection Period, an amount equivalent to interest (at the Adjusted Net Mortgage Interest Rate that would have been applicable to the related Mortgage Loan had it been outstanding) for such Collection Period on the unpaid Principal Balance of the Mortgage Loan as of the date of acquisition.

     "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section
3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section
3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

     "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure, as described in
Section 3.13.

     "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

     "Reserve Account": The trust account created and maintained by the Trustee pursuant to Section 3.04(g) which shall be entitled "Reserve Account, JPMorgan Chase Bank, as Trustee, in trust for registered Holders of ABFC 2004-AHL1 Trust, ABFC Asset-Backed Certificates, Series 2004-AHL1" and which must be an Eligible Account. Amounts on deposit in the Reserve Account shall not be invested. The Reserve Account shall not be an asset of any REMIC formed under this Agreement.

     "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

     "Residual Certificates": The Class R Certificates and the Class RX Certificates.

     "Residual Interest": The sole Class of "residual interests" in each of REMIC 1, REMIC 2, REMIC 3, REMIC 4 REMIC 5, REMIC 6, REMIC 7 and REMIC 8 within the meaning of Section 860G(a)(2) of the Code, represented by the Class R-1 Interest, the Class R-2 Interest, the


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

Class R-3 Interest, the Class R-4 Interest, the Class R-5 Interest, the Class R-6 Interest, the Class R-7 Interest and the Class R-8 Interest, respectively.

     "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

     "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

     "Sarbanes-Oxley Certification": As defined in Section 3.22(b) hereof.

     "Seller": Bank of America, N.A., or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

     "Servicer": Litton Loan Servicing LP, a Delaware limited partnership, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

     "Servicer Event of Termination": One or more of the events described in
Section 7.01.

     "Servicer Modification": A modification to the terms of a Mortgage Loan, in accordance with the terms of Section 3.01, as to which the Mortgagor is in default or as to which, in the judgment of the Servicer, default is reasonably foreseeable.

     "Servicer Prepayment Charge Payment Amount": The amount payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.29(b), which amount shall be equal to the difference between the amount of Prepayment Charge due by a Mortgagor before any waiver and the actual amount of the Prepayment Charge that was paid by the Mortgagor. The Servicer Prepayment Charge Payment Amounts shall not be an asset of any REMIC created hereunder.

     "Servicer Remittance Date": With respect to any Distribution Date, one Business Day prior to such Distribution Date.

     "Servicer's Assignee": As defined in Section 6.06(b).

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer (including reasonable attorneys' fees and disbursements) in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.08.


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

     "Servicing Fee": With respect to each Mortgage Loan (including each REO Property) and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

     "Servicing Fee Rate": With respect to each Mortgage Loan, 0.50% per annum.

     "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

     "Servicing Rights Pledgee": One or more lenders, selected by the Servicer, to which the Servicer will pledge and assign all of its right, title and interest in, to and under this Agreement, including Wachovia Bank, National Association, as the representative of certain lenders.

     "Servicing Standard": The standards set forth in Section 3.01.

     "SPV": As defined in Section 6.06(a) hereof.

     "Startup Day": As defined in Section 9.01(b) hereof.

     "Stayed Funds": Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

     "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in April 2007 and (y) the Distribution Date on which the Credit Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to 36.50%.

     "Subsequent Recoveries": As of any Distribution Date, unexpected amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.05) specifically related to any Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Collection Period that resulted in a Realized Loss.

     "Substitution Adjustment Amount": As defined in Section 2.03(d) hereof.

     "Targeted Overcollateralization Amount": As of any Distribution Date, (x) prior to the Stepdown Date, 0.50% of the Cut-off Date Aggregate Principal Balance and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (A) 1.00% of the Pool Balance as of the last day of the related Collection Period and (B) 0.50% of the Cut-off Date Aggregate Principal Balance and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.


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

     "Tax Matters Person": The tax matters person appointed pursuant to Section 9.01(e) hereof.

     "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each REMIC created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Telerate Page 3750": The display page currently so designated on the Moneyline Telerate (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major banks).

     "Termination Price": As defined in Section 10.01(a) hereof.

     "Transfer Agreement": Collectively, the Flow Sale and Interim Servicing Agreement, dated as of December 1, 2003, the related Memorandum of Sale, dated as of December 29, 2003, and the related Memorandum of Sale, dated as of January 2, 2004, each by and between the Seller and the Transferor.

     "Transferor": Accredited Home Lenders, Inc.

     "Transferor Prepayment Charge Payment Amount": The amount payable by the Transferor in respect of certain Prepayment Charges that are not collected from the Mortgagor pursuant to Section 4.21 of the Transfer Agreement. The Transferor Prepayment Charge Payment Amounts shall not be an asset of any REMIC created hereunder.

     "Trigger Event": With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event shall exist if (i) the three-month rolling average percentage of Pool Balance, as of the end of each of the preceding three Collection Periods, represented by the aggregate Principal Balance of all 60+ Day Delinquent Loans, equals or exceeds 42.00% of the Credit Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Cut-off Date Aggregate Principal Balance exceeds the applicable percentages with respect to such Distribution Date (the "Trigger Loss Percentage"). The Trigger Loss Percentage for certain Distribution Dates is set forth below. The Trigger Loss Percentage will increase each month and is calculated using straight line interpolation methodology between the Trigger Loss Percentages for the particular Distribution Dates specified in the table below.


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

--------------------------------------------------------
Distribution Date Occurring In   Trigger Loss Percentage
--------------------------------------------------------
   April 2007 -- March 2008                2.75%
--------------------------------------------------------
   April 2008 -- March 2009                4.25%
--------------------------------------------------------
   April 2009 -- March 2010                5.25%
--------------------------------------------------------
  April 2010 and thereafter                5.50%
--------------------------------------------------------

     "Trust": ABFC 2004-AHL1 Trust, the trust created hereunder.

     "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which two REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the Depositor's rights under the Transfer Agreement which were assigned to the Depositor by the Seller, (vi) the Trustee's rights under the Yield Maintenance Agreement and (vii) the Collection Account, the Distribution Account and the Reserve Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

     "Trustee": JPMorgan Chase Bank, a New York banking corporation, or any successor Trustee appointed as herein provided.

     "Trustee Fee": With respect to any Distribution Date, the product of (x) one-twelfth of the Trustee Fee Rate and (y) the aggregate of the Principal Balances of all Mortgage Loans as of the opening of business on the first day of the related Collection Period.

     "Trustee Fee Rate": With respect to any Distribution Date, 0.009% per annum.

     "Uncertificated Accrued Interest": With respect to each REMIC 1 Uncertificated Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC 1 Uncertificated Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC 1 Uncertificated Regular Interests based on their respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

     "Uncertificated Principal Balance": The amount of any REMIC 1 Uncertificated Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC 1 Uncertificated Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC 1 Uncertificated Regular


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

Interest shall be reduced by all distributions of principal made on such REMIC 1 Uncertificated Regular Interest on such Distribution Date pursuant to Section
4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Prepayment Interest Shortfalls, Relief Act Interest Shortfalls and Realized Losses as provided in Section 4.08(b) and (c). The Uncertificated Principal Balance of REMIC 1 Regular Interest LT1ZZ shall be increased by interest deferrals as provided in Section 4.08(a). The Uncertificated Principal Balance of each REMIC 1 Uncertificated Regular Interest shall never be less than zero.

     "Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7 and REMIC 1 Regular Interest LT1ZZ, the weighted average of the Adjusted Net Mortgage Interest Rates of the Mortgage Loans.

     "United States Person" or "U.S. Person": (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain Trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person; provided, that for purposes of the definition of a "Permitted Transferee," a U.S. Person shall not include any person whose income is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person.

     "Unpaid Interest Shortfall Amount": For any Class of Certificates (i) for the first Distribution Date, zero, and (ii) for any Class of Certificates (other than the Class P, Class CE and the Residual Certificates) and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) of the Accrued Certificate Interest for such Class for the prior Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date, exceeds (b) (1) the aggregate amount distributed on such Class in respect of interest on such prior Distribution Date plus (2) interest on such excess at the related Formula Rate for the related Interest Accrual Period.

     "Unpaid Realized Loss Amount": For any Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates and as to any Distribution Date, the excess of (x) the aggregate Applied Realized Loss Amounts applied with respect to such Class for all prior Distribution Dates over (y) the sum of (1) the aggregate Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates and (2) all increases in the Certificate Principal Balance of such Class due to allocations of amounts representing Subsequent Recoveries.


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

     "Value": With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Class A and Class M Certificates shall be 98%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Offered Certificates then outstanding. The Voting Rights allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights; provided that only such Certificates as are known by a Responsible Officer of the Trustee to be so registered will be so excluded. One percent of all of the Voting Rights will be allocated to the Holders of each of the Class CE and Class P Certificates. The Class R Certificates shall have no Voting Rights.

     "Written Order to Authenticate": A written order by which the Depositor directs the Trustee to execute, authenticate and deliver the Certificates.

     "Yield Maintenance Agreement": The interest rate cap agreement between the Trustee, on behalf of the Trust and for the benefit of the Holders of the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, and the Yield Maintenance Agreement Provider substantially in the form attached hereto as Exhibit N. The Yield Maintenance Agreement shall not be an asset of any REMIC formed under this Agreement.

     "Yield Maintenance Agreement Payment": Beginning on the first Distribution Date and on each Distribution Date thereafter through the Distribution Date in February 2007, the amount equal to the product of (a) the number of basis points by which One-Month LIBOR (up to a maximum of 8.95%) exceeds the strike rate related to such Distribution Date that is set forth on the schedule attached to the confirmation to the Yield Maintenance Agreement and (b) the product of the notional amount set forth on the schedule attached to the confirmation to the Yield Maintenance Agreement for that Distribution Date, calculated on the basis of the actual number of days in the related Interest Accrual Period and on a 360-day year.

     "Yield Maintenance Agreement Provider": Swiss Re Financial Products Corporation, and any successor thereto.

     Section 1.02. Accounting.

     Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.


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

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01. Conveyance of Mortgage Loans.

     The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedules, including the related Cut-off Date Principal Balance, all interest accruing thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date;
(ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Mortgage Loan Purchase Agreement and the Assignment, Assumption and Recognition Agreement; (v) all other assets included or to be included in the Trust Fund; and (vi) all proceeds of any of the foregoing. Such assignment includes all interest and principal due to the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

     In connection with such transfer and assignment, the Depositor has delivered (or caused to be delivered) to, and deposited (or caused to be deposited) with the Trustee, or its designated agent, the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

     (a) the original Mortgage Note including any riders thereto, endorsed either (A) in blank or (B) in the following form: "Pay to the order of JPMorgan Chase Bank, as Trustee under the Pooling and Servicing Agreement, dated as of March 1, 2004, among Asset Backed Funding Corporation, Litton Loan Servicing LP and JPMorgan Chase Bank, ABFC Asset-Backed Certificates, Series 2004-AHL1, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

     (b) the original Mortgage with evidence of recording thereon including any riders thereto, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

     (c) except with respect to each MERS Designated Mortgage Loan, an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to "JPMorgan Chase Bank, as Trustee under the Pooling and Servicing Agreement, dated as of March 1, 2004, among Asset Backed Funding Corporation, Litton Loan Servicing LP, ABFC Asset-Backed Certificates, Series 2004-AHL1, without recourse";

     (d) the originals of all intervening Assignments (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments, the Servicer shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Servicer (or certified by the title company, escrow agent, or closing attorney) stating that such intervening Assignment has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment or a copy of such intervening Assignment certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by the Servicer; or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

     (e) the original or a certified copy of lender's title insurance policy;
and

     (f) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

     If any of the documents referred to in Section 2.01(b), (c) or (d) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(e) above, the Seller shall deliver or cause to be delivered to the Trustee, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original to be delivered to the Trustee, promptly upon receipt thereof. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

     Subject to Section 2.03(d), upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments, or deliver such missing document to the Trustee. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with
Section 2.03.

     The Depositor shall cause the Assignments which were delivered in blank with respect to any Mortgage Loans that are not MERS Designated Mortgage Loans to be completed. The Servicer shall have no liability for its failure to receive and act on notices related to such Assignments. The Servicer shall cause, within 30 days after the Closing Date, the MERS System to indicate that all of the Mortgage Loans have been assigned by the Seller or the Transferor, as the case may be, to the Trustee in accordance with this Agreement. The Servicer shall not be liable for failure to have any assignments of Mortgage Loans that are not MERS Designated Mortgage Loans recorded in the name of MERS.

     In the event that any Assignment is not recorded or is improperly recorded, the Servicer shall have no liability for its failure to receive or act on notices not received related to such Assignment to the extent the Servicer would not have otherwise obtained the relevant information by acting in accordance with the Servicing Standard.

     The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

     Section 2.02. Acceptance by Trustee.

     The Trustee acknowledges the receipt of, subject to the provisions of
Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

     The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File prior to the Closing Date (or, with respect to any document delivered after the Startup Day, within 60 days of receipt and with respect to any Eligible Substitute Mortgage Loan, within 60 days after the assignment thereof) and to certify in substantially the form attached hereto as Exhibit F-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedules (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to
Section 2.01(a)-(e) and (f) to the extent delivered of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedules to the extent of the items set forth in Schedule B of Exhibit F-2 accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

     Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

     If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Seller, the Depositor and the Servicer. In addition, upon the discovery by the Seller, the Depositor, the Trustee or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

     The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

     Section 2.03. Repurchase or Substitution of Mortgage Loans by the Seller.

     (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or that any document in a Mortgage File is materially inconsistent with the related Mortgage Loan Schedule or of the breach by the Transferor or the Seller of any representation, warranty or covenant under the Transfer Agreement or the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan, any related Prepayment Charge or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller, the Transferor and the Servicer of such defect, missing document or breach and request that the Transferor or the Seller, as applicable, deliver such missing document or cure such defect or breach within 120 days following the Closing Date, in the case of missing Mortgages or Assignments, or otherwise from the date the Transferor or the Seller, as applicable, was notified of such missing document, defect or breach, and if the Transferor or the Seller, as applicable, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Transferor's or the Seller's obligation, as the case may be, under the Transfer Agreement or the Mortgage Loan Purchase Agreement, as applicable, and cause the Transferor or the Seller, as applicable, to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 120 day period (subject to Section 2.03(d)); provided that, in connection


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with any such breach that could not reasonably have been cured within such 120 day period, if the Transferor or the Seller, as applicable, shall have commenced to cure such breach within such 120 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Transfer Agreement or the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written notice from the Servicer of such deposit, shall release to the Transferor or the Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Transferor or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Transferor or the Seller, as applicable, any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In furtherance of the foregoing, if the related Transferor or the Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS(R) System, the related Transferor or the Seller, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the related Transferor or the Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. In lieu of repurchasing any such Mortgage Loan as provided above, the Transferor or the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c); provided, however, the Transferor or the Seller, as applicable, may not substitute an Eligible Substitute Mortgage Loan for any Deleted Mortgage Loan that violates any predatory or abusive lending law. It is understood and agreed that the obligation of the Transferor or the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Transferor or the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

     With respect to the representations and warranties set forth in the Mortgage Loan Purchase Agreement that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, Prepayment Charge or the interest therein of the Certificateholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     It is understood and agreed that the representations and warranties set forth in the Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Seller set forth in this Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the


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Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the Mortgage Loan Purchase
Agreement.

     The representations and warranties of the Transferor with respect to the Mortgage Loans in the Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the Transfer Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Transferor under the Transfer Agreement and (ii) a representation or warranty of the Seller and the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. The Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Transferor in the Transfer Agreement, without regard to whether the Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.06) under any circumstances.

     (b) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

     (c) Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which the Seller substitutes an Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Servicer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period or Prepayment Period, as applicable, preceding the date of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts


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subsequently received in respect of such Defective Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the applicable Mortgage Loan Schedule (and Prepayment Charge Schedule, if applicable) to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement, as of the date of substitution.

     For any month in which the Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Adjusted Net Mortgage Interest Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and notice by the Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

     In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under
Section 860G(d)(l) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

     (d) Notwithstanding anything to the contrary in this Section 2.03, upon discovery by the Seller, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Seller shall cure the defect or make the required purchase or substitution no later than 90 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in
Section 2.03(a), if made by the Seller. The Trustee shall


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reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

     Section 2.04. Execution of Yield Maintenance Agreement.

     The Depositor hereby directs the Trustee to enter into and execute the Yield Maintenance Agreement on the Closing Date on behalf of the Trust for the benefit of the Holders of the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates. The Depositor, the Servicer and the Holders of the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (by their acceptance of such Certificates) acknowledge that JPMorgan Chase Bank is entering into the Yield Maintenance Agreement solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

     Section 2.05. Representations, Warranties and Covenants of the Servicer.

     The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

          (i) The Servicer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

          (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the certificate of formation or the partnership agreement of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;


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          (iii) The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is, and shall remain for as long as it is servicing the Mortgage Loans hereunder, in good standing to service mortgage loans for HUD, Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with HUD, Fannie Mae or Freddie Mac eligibility requirements or which would require notification to any of HUD, Fannie Mae or Freddie Mac;

          (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally (whether considered in a proceeding at law or in equity);

          (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

          (vii) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

          (viii) No information in this Agreement provided by the Servicer nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and

          (ix) The Servicer is a member of MERS in good standing.


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     It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

     Section 2.06. Representations and Warranties of the Depositor.

     The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders and to the Servicer as follows:

          (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

          (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

          (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

          (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

          (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;


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

          (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

          (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

          (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor;
     (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

     Section 2.07. Issuance of Certificates and the Uncertificated Regular Interests.

          (i) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, and the Trustee acknowledges the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee shall, pursuant to a Written Order to Authenticate delivered in accordance with Section 5.01, execute and deliver to the Certificate Registrar the Certificates as provided for in Section 5.01. The Trustee acknowledges the issuance of the REMIC 1 Uncertificated Regular Interests and declares


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     that it hold such regular interests in trust for the exclusive use and benefit of the Offered Certificates and the REMIC 2 Uncertificated Regular Interests as assets of REMIC 2.

          (ii) The Trustee acknowledges the issuance of the Class M-3 Interest and declares that it holds such regular interest for the exclusive use and the benefit of the Holders of the Class M-3 Certificates and the Class RX Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the Class M-3 Certificates, constitute the entire beneficial ownership interest in REMIC 3.

          (iii) The Trustee acknowledges the issuance of the Class M-4 Interest and declares that it holds such regular interest for the exclusive use and the benefit of the Holders of the Class M-4 Certificates and the Class RX Certificates (in respect of the Class R-4 Interest). The interests evidenced by the Class R-4 Interest, together with the Class M-4 Certificates, constitute the entire beneficial ownership interest in REMIC 4.

          (iv) The Trustee acknowledges the issuance of the Class M-5 Interest and declares that it holds such regular interest for the exclusive use and the benefit of the Holders of the Class M-5 Certificates and the Class RX Certificates (in respect of the Class R-5 Interest). The interests evidenced by the Class R-5 Interest, together with the Class M-5 Certificates, constitute the entire beneficial ownership interest in REMIC 5.

          (v) The Trustee acknowledges the issuance of the Class M-6 Interest and declares that it holds such regular interest for the exclusive use and the benefit of the Holders of the Class M-6 Certificates and the Class RX Certificates (in respect of the Class R-6 Interest). The interests evidenced by the Class R-6 Interest, together with the Class M-6 Certificates, constitute the entire beneficial ownership interest in REMIC 6.

          (vi) The Trustee acknowledges the issuance of the Class M-7 Interest and declares that it holds such regular interest for the exclusive use and the benefit of the Holders of the Class M-7 Certificates and the Class RX Certificates (in respect of the Class R-7 Interest). The interests evidenced by the Class R-7 Interest, together with the Class M-7 Certificates, constitute the entire beneficial ownership interest in REMIC 7.

          (vii) The Trustee acknowledges the issuance of the Class CE Interest and declares that it holds such regular interest for the exclusive use and the benefit of the Holders of the Class CE Certificates and the Class RX Certificates (in respect of the Class R-8 Interest). The interests evidenced by the Class R-8 Interest, together with the Class CE Certificates, constitute the entire beneficial ownership interest in REMIC 8.

          (viii) The Trustee acknowledges the obligation of the Class CE Certificates to pay Net WAC Rate Carryover Amounts, and declares that it holds the same as assets of the Grantor Trust on behalf of the Holders of the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, respectively. In addition to the assets described in the preceding sentence, the assets of the Grantor Trust shall also include (i) any Prepayment Charges, Servicer Prepayment Charge Payment Amounts, Transferor Prepayment Charge Payment Amounts and the beneficial interest of the Class P Certificates with respect thereto and
     (ii) the Yield


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

     Maintenance Agreement, the Reserve Account and the beneficial interest of the Class CE Certificates with respect thereto, subject to the obligation to pay Net WAC Rate Carryover Amounts. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

     Section 3.01. Servicer to Act as Servicer.

     The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage servicers servicing similar mortgage loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement (the "Servicing Standard").

     Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicer shall not make future advances and, except as set forth in the following sentence or Section 3.03, the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or (iii) cause any such REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions or any similar provisions of state or local law.

     Notwithstanding anything to the contrary contained in this Agreement, in the event that any Mortgage Loan is in default or, if such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in this
Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Charge)), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance");


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provided, however, that the final maturity date of any Mortgage Loan may not be extended beyond the Assumed Final Distribution Date. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of this Section 3.01 shall be reflected in writing in the Servicing File. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions or any similar provisions of state or local law. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. The Trustee shall execute and deliver to the Servicer within at least fifteen (15) Business Days of receipt, upon request, any powers of attorney furnished to it by the Servicer empowering the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate any Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Properties, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents as the Servicer may request, necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Servicing Standard (and the Trustee shall have no liability for misuse of any such powers of attorney by the Servicer). Notwithstanding anything contained herein to the contrary, the Servicer shall not without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's representative capacity, or (ii) take any action with the intent to cause, and which results in, the Trustee being registered to do business in any state. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with a power of attorney substantially in the form of Exhibit S hereto and such other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Certificateholders' reliance on the Servicer.

     The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

     The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name when the Servicer believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal


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from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all Assignments and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, shall be subject to withdrawal by the Servicer from the Collection Account.

     As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Transferor and the Seller under the Transfer Agreement or the Mortgage Loan Purchase Agreements, as applicable, including, without limitation, any obligation of either the Transferor or the Seller to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant.

     For so long as any Mortgage Loan is registered on the MERS(R) System, the Servicer shall maintain in good standing its membership in MERS and shall comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

     Section 3.02. Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the principal and interest on all Mortgage Loans is paid in full or as long as the Mortgage Loan remains subject to this Agreement, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take special care in ascertaining and estimating on escrowed Mortgage Loans annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Section 3.03. Realization Upon Defaulted Mortgage Loans.

     In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including extending the Mortgage Loan repayment date for a period of one year or reducing the Mortgage Interest Rate up to 50 basis points.


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     In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the Servicing Standard, including, without limitation, advancing funds for the payment of taxes and insurance premiums as provided in Section 3.08.

     Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

               (A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

               (B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

     The cost of the environmental audit report contemplated by this Section
3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(iv).

     If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).


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     Section 3.04. Collection Account, Distribution Account and Reserve Account.

     (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

     The Servicer shall deposit in the Collection Account on a daily basis within two Business Days of receipt, and retain therein, the following payments and collections received or made by it after the Cut-off Date with respect to the Mortgage Loans:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate;

          (iii) all Liquidation Proceeds and Subsequent Recoveries;

          (iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard, the Servicer's normal servicing procedures, the loan documents or applicable law;

          (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicing Standard, the Servicer's normal servicing procedures, the loan documents or applicable law;

          (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13; and

          (vii) all Prepayment Charges collected by the Servicer in connection with the voluntary Principal Prepayment in full of any Mortgage Loan, all Servicer Prepayment Charge Payment Amounts required to be paid by the Servicer pursuant to Section 3.29(b) in connection with any such Principal Prepayment and all Transferor Prepayment Charge Payment Amounts paid by the Transferor.

     Any interest paid on funds deposited in the Collection Account, subject to
Section 3.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, bad check fees, prepayment charges that are not Prepayment Charges, Servicer Prepayment Charge Payment Amounts or Transferor Prepayment Charge Payment Amounts, assumption fees and other similar fees need not be deposited by the Servicer in the Collection Account. Amounts deposited in the Collection Account in error may be withdrawn by the Servicer at any time.


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     (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 3:00 p.m., New York time, on the Servicer Remittance Date, (i) that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account and (ii) the amount of all Prepayment Charges collected by the Servicer, all Transferor Prepayment Charge Payment Amounts required to be paid by the Transferor and all Servicer Prepayment Charge Payment Amounts paid by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans then on deposit in the Collection Account (other than any such Prepayment Charges received and Servicer Prepayment Charge Payment Amounts and Transferor Prepayment Charge Payment Amounts paid after the related Prepayment Period). Amounts in the Distribution Account shall be deemed to be held on behalf of the related REMICs and the Grantor Trust in accordance with the REMIC distributions set forth in Section 4.08. The Trustee shall be entitled to withdraw from the Distribution Account any amounts owing to it pursuant to Section 8.05 and
Section 9.01(c) prior to the distribution of any amounts on deposit to the Certificateholders; provided, however, (x) in the case of amounts owing to it other than the Trustee Fee, the Trustee shall provide the Depositor and the Servicer with a written account of such amounts five Business Days prior to withdrawing such funds and (y) the Trustee shall not be entitled to withdraw such amounts from funds or deposit in the Distribution Account representing Prepayment Charges, Servicer Prepayment Charge Payment Amounts and Transferor Prepayment Charge Payment Amounts. In connection with any failure by the Servicer to make any remittance required to be made by the Servicer to the Distribution Account on the day and by the time such remittance is required to be made under the terms of this Section 3.04(b) (without giving effect to any grace or cure period), the Servicer shall pay to the Trustee for the account of the Trustee interest at the prime rate of United States money center commercial banks as published in The Wall Street Journal (Northeast Edition) on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made.

     (c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.25. The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

     (d) In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account in respect of REMIC 1:

          (i) any Advances, as required pursuant to Section 4.07;


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          (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

          (iii) any amounts required to be deposited in the Distribution Account by the Servicer pursuant to Sections 2.03, 3.04, 3.13, 3.15, 3.16, 3.23, 3.24, 4.07 or 10.01; and

          (iv) any amounts required to be deposited by the Servicer pursuant to
     Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

     (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder. In addition, the Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.25(b) in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

     (f) Any Prepayment Charges, Transferor Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts deposited pursuant to Section 3.04(a)(vii) shall not be assets of any REMIC created hereunder, but shall be considered assets of the Grantor Trust held by the Trustee for the benefit of the Class P Certificateholders.

     (g) (i) The Trustee shall establish and maintain the Reserve Account, held in trust for the benefit of the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificateholders. The Trustee shall deposit in the Reserve Account on the date received by it, any Yield Maintenance Agreement Payments received from the Yield Maintenance Agreement Provider for the related Distribution Date. On each Distribution Date, the Trustee shall withdraw from the Reserve Account any Yield Maintenance Agreement Payment and apply it in the following order of priority:

               (A) to the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to such Certificates (after distributions pursuant to Section 4.02(b) hereof), in each case only up to the Cap Amount for the related Class;

               (B) to the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to such Certificates (after distributions pursuant to Section 4.02(b) hereof and clause (A) above); and

               (C) to the Class CE Certificates, any remaining amounts attributable to Yield Maintenance Agreement Payments on deposit in the Reserve Account.

          (ii) The Trustee shall account for the Yield Maintenance Agreement and the Reserve Account as assets of a grantor trust under subpart E, part I of subchapter J of the Code and not assets of any REMIC created pursuant to this Agreement. The beneficial owners of the Yield Maintenance Agreement and the Reserve Account are the Class CE


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     Certificateholders. For all federal tax purposes, amounts transferred or reimbursed by REMIC 2 in respect of payments made pursuant to the Yield Maintenance Agreement to the Reserve Account shall be treated as distributions by the Trustee to the Class CE Certificateholders.

          (iii) Any Net WAC Rate Carryover Amounts paid by the Trustee to the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates pursuant to this Section 3.04(g), shall be accounted for by the Trustee as amounts paid first to the Class CE Certificates and then to such Class M Certificates. In addition, the Trustee shall account for the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates' rights to receive payments of Net WAC Rate Carryover Amounts as rights in limited recourse interest rate cap contracts written by the Class CE Certificates in favor of such Class M Certificates.

          (iv) For federal tax return and information reporting, the right of the Holders of the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates to receive payments under the Yield Maintenance Agreement in respect of any Yield Maintenance Agreement Payments shall be assigned a value of zero.

     Section 3.05. Permitted Withdrawals From the Collection Account.

     The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

          (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(b);

          (ii) to reimburse itself for Advances and Servicing Advances; the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent payments of (a) principal and/or interest respecting which any such Advance was made (including portions of Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds allocable to principal and/or interest on the Mortgage Loan) or (b) Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds respecting which any such Servicing Advance was made;

          (iii) to reimburse itself for unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed Advances to the extent that such amounts are deemed to be Nonrecoverable Advances, and to reimburse itself for such amounts to the extent that such amounts are nonrecoverable from the disposition of REO Property pursuant to Section 3.03 or Section 3.13 hereof;

          (iv) to reimburse itself for any amounts paid or expenses incurred pursuant to Section 3.03 (and not otherwise previously reimbursed);

          (v) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing Fee from that portion of any payment or


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     recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section 3.04(ii);

          (vi) to pay or reimburse itself for any amounts payable or paid pursuant to Section 6.03 (and not otherwise previously reimbursed); and

          (vii) to clear and terminate the Collection Account upon the termination of this Agreement.

     The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     Section 3.06. Establishment of Escrow Accounts; Deposits in Escrow
Accounts.

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

     The Servicer shall deposit in the Escrow Account or Accounts on a daily basis within one Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

     Section 3.07. Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire, flood and hazard insurance premiums and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien), (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder with respect to taxes and assessments and with respect to hazard insurance, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or


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

repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account or
(vii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

     In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

     Section 3.08. Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

     With respect to each Mortgage Loan that provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien). To the extent that a Mortgage does not provide for Escrow Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

     Section 3.09. Transfer of Accounts.

     The Servicer may transfer the Collection Account and the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Trustee and the Depositor, a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.


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     Section 3.10. Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or
(ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a Qualified Insurer, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain on the REO Properties for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing the Mortgage Loan and (ii) the outstanding Principal Balance of the Mortgage Loan at the time it became an REO Property, (y) public liability insurance and
(z) to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:III or better in Best's Key Rating Guide, are Qualified Insurers and are licensed to do business in the state wherein the property subject to the policy is located.

     Section 3.11. Maintenance of Mortgage Impairment Insurance Policy.

     In the event that the Servicer shall obtain and maintain a blanket policy issued by a Qualified Insurer acceptable under the Fannie Mae MBS Selling and Servicing Guide or the Freddie Mac Servicer's Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being


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understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with
Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

     Section 3.12. Fidelity Bond, Errors and Omissions Insurance.

     The Servicer shall maintain with a Qualified Insurer, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer's Guide. Upon request of the Trustee, the Servicer shall cause to be delivered to the requesting party a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Trustee.

     Section 3.13. Title, Management and Disposition of REO Property.

     (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee or its nominee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (the expense of which shall be reimbursable as a Servicing Advance) from an attorney duly licensed to practice law in the state


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where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

     (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third taxable year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code unless the Servicer has received a grant of extension from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer and the Trustee, to the effect such that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; (ii) cause any REO property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (iii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.05.

     Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal or state income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written or electronic report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.


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     With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

     The Servicer shall deposit or cause to be deposited, on a daily basis, within one Business Day of receipt, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to
Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

     The Servicer shall furnish to the Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Trustee shall reasonably request.

     The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interests.

     Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances, Servicing Fees and Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Servicing Fees and Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for transfer to the Distribution Account on the succeeding Servicer Remittance Date in accordance with Section 3.04(a)(vi).

     Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

     Section 3.14. Due-on-Sale Clauses; Assumption and Substitution Agreements.

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, except as set forth below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An Opinion of Counsel at the expense of the Servicer (which expense shall constitute a Servicing Advance) delivered to the Trustee and the Depositor shall conclusively establish the reasonableness of the Servicer's belief that any "due-on-sale" clause is not enforceable under applicable law. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification


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agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note; provided that no such substitution will be permitted unless such person satisfies the underwriting criteria of the Servicer and such substitution is in the best interests of the Certificateholders. In addition to the foregoing, the Servicer shall not be required to enforce any "due-on-sale" clause if in the reasonable judgment of the Servicer, entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall not take or enter into any assumption and modification agreement, unless (to the extent practicable under the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

     Section 3.15. Notification of Adjustments.

     On each Adjustment Date, the Servicer shall make Mortgage Interest Rate adjustments for each Adjustable-Rate Mortgage Rate Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage Interest Rate adjustments. Upon the discovery by the Servicer or the Trustee that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer


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shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Servicer shall be held harmless with respect to any Mortgage Interest Rate adjustments made by any servicer prior to the Servicer.

     Section 3.16. Optional Purchases of Mortgage Loans by Servicer.

     (a) The Servicer, or an Affiliate of the Servicer, shall have the right to purchase any defaulted Mortgage Loan that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee, in form and substance satisfactory to the Servicer and the Trustee prior to purchase) or for which the Servicer has accepted a deed in lieu of foreclosure, at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan released pursuant hereto.

     (b) Notwithstanding the preceding paragraph, in the event that the Servicer or an Affiliate thereof is the owner of more than 50% of a Class of Certificates which is then in a first loss position and such party is deemed to be the "Primary Beneficiary" as defined in FIN 40, the Servicer (or an Affiliate of the Servicer) may, at its option, purchase a Mortgage Loan or REO Property which becomes 120 or more days Delinquent or for which the Servicer has accepted a deed in lieu of foreclosure, during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date occurred with respect to such Mortgage Loan and ending on the last Business Day of such calendar quarter. If the Servicer (or an Affiliate of the Servicer) does not exercise its purchase right with respect to a Mortgage Loan during the period specified in the preceding sentence, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding sentence only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 days Delinquent again. The "Initial Delinquency Date" of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent. Prior to repurchase pursuant to this Section 3.16(b), the Servicer shall be required to continue to make monthly advances pursuant to
Section 4.07. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase such (i) Delinquent Mortgage Loan at a price equal to the Principal Balance of the Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate from the date to which interest has last been paid to the Trust Fund to the date of purchase, plus any unreimbursed Servicing Advances and Advances or (ii) REO Property at its fair market value as determined in good faith by the Servicer. Any such repurchase of a Mortgage Loan or REO Property pursuant to this Section 3.16(b) shall be accomplished by delivery to the Trustee for deposit in the Distribution Account of the amount of the purchase price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan or REO Property to the Servicer to the extent necessary, including the prompt delivery of all documentation to the Servicer.


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     Section 3.17. Trustee to Cooperate; Release of Files.

     (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the Trustee, in written form (with two executed copies) or electronic form, of a completed "Request for Release" in the form of Exhibit E. Upon receipt of such Request for Release of Documents, the Trustee shall promptly release the related Mortgage File within three (3) Business Days via overnight mail delivery (at the expense of the Servicer), in trust, to (i) the Servicer, or (ii) such other party identified in the related Request for Release. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer shall direct the Trustee in writing to execute an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

     (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Servicer and delivery to the Trustee, in written form (with two executed copies) or electronic form, of a "Request for Release" in the form of Exhibit E signed by a Servicing Officer, release the related Mortgage File to the Servicer within three (3) Business Days and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee to the Servicer.

     (c) Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages,
(ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modifications, and (v) second mortgage subordination agreements. No application for approval shall be considered by the Servicer unless: (w) such application would not both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G-2(b) of the Treasury Regulations and (B) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under


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the REMIC Provisions or any similar provisions of state or local law; (x) the provisions of the related Mortgage Note and Mortgage have been complied with;
(y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

     Section 3.18. Servicing Compensation.

     As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees; bad check charges; assumption fees; modification or extension fees; late payment charges; prepayment charges that are not Prepayment Charges, Servicer Prepayment Charge Payment Amounts or Transferor Prepayment Charge Payment Amounts; customary real-estate referral fees or any other service-related fees and similar items, to the extent collected from Mortgagors.

     The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.11 and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.05.

     Section 3.19. Annual Statement as to Compliance.

     (a) The Servicer, at its own expense, will deliver to the Trustee and the Depositor, not later than March 15 of each calendar year commencing in 2005, a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and their receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


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     Section 3.20. Annual Independent Certified Public Accountants' Reports.

     (a) On or before March 15 of each calendar year commencing in 2005, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee, the Depositor and each Rating Agency, a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in either the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or the Audit Program for Mortgages serviced by Freddie Mac, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request, at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trustee.

     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and their receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 3.21. Access to Certain Documentation and Information Regarding the Mortgage Loans.

     The Servicer shall provide to the Trustee, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the available documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable advance request and during normal business hours at the offices of the Servicer designated by it.

     Section 3.22. Reports Filed with Securities and Exchange Commission; Annual Certification of Securities and Exchange Commission Filing.

     (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written


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termination of such power of attorney and (ii) the termination of the Trust.
Notwithstanding the foregoing, the Depositor shall sign any Form 10-K with respect to which the Depositor signs a Sarbanes-Oxley Certification.

     (b) The Trustee shall file a Form 8-K within 15 days after each Distribution Date, including a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 3.19 and the accountant's report described under Section 3.20, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K (to the extent permissible) including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K and any amended Form 10-K (to the extent permissible) shall also include a certification of the Depositor in the form attached hereto as Exhibit Q (the "Sarbanes-Oxley Certification"), which shall be signed by the senior officer of the Depositor in charge of its securitizations, and which the Depositor shall deliver to the Trustee prior to March 15th of each year in which a Form 10-K is to be filed with respect to the Trust. The Trustee, the Depositor and the Servicer shall cooperate reasonably to enable the Securities and Exchange Commission requirements with respect to the Trust to be met in the event the Securities and Exchange Commission issues additional interpretative guidance or promulgates rules or regulations, or in the event of any other change of law, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.22 to be conducted in a different manner than as described herein.

     (c) Not later than 15 calendar days before the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall sign and deliver to the Depositor (or to the Servicer, if the Servicer is signing the Sarbanes-Oxley Certification) a certification in the form attached hereto as Exhibit R-1 (the "Trustee's Certification") for the benefit of the Depositor (or the Servicer) and its officers, directors and Affiliates; provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K. In addition, the Trustee shall indemnify and hold harmless the Depositor and each Person, if any, who "controls" the Depositor within the meaning of the Securities Act and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this
Section 3.22(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith or any inaccuracy in the Trustee's Certification. If the indemnification provided for in this Section 3.22(c) is unavailable or insufficient to hold harmless such Persons, then the Trustee shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative


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fault of the Depositor or the Servicer on the one hand and the Trustee on the other. The Trustee acknowledges that the Depositor is relying on the Trustee's performance of its obligations under this Section 3.22(c) in order to perform its obligations under Section 3.22(b) above.

     (d) Not later than 15 calendar days before the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Securities and Exchange Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Servicer will deliver to the Depositor and to the Trustee an Officer's Certificate for the prior calendar year in substantially the form of Exhibit R-2 to this Agreement and shall deliver to the Depositor a similar Officer's Certificate with respect to any additional Sarbanes-Oxley Certification that is required to be filed upon 30 days' written request. The Servicer agrees to indemnify and hold harmless each of the Depositor and each Person, if any, who "controls" the Depositor within the meaning of the Securities Act and their respective officers, directors and Affiliates against any and all losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs and expenses that such Person may sustain arising out of or based on the failure of the Servicer to deliver or cause to be delivered when required any Officer's Certificate required pursuant to this Section 3.22(d), or any untrue statement of a material fact or omission of a material fact necessary to make any reports, certificates or other information contained in any Officer's Certificate provided pursuant to this
Section 3.22(d) in light of the circumstances under which such statements were made, not misleading, or the Servicer's negligence, bad faith or willful misconduct of the Servicer in connection therewith. If an event occurs that would otherwise result in an indemnification obligation under this Section 3.22(d), but the indemnification provided for in this Section 3.22(d) by the Servicer is unavailable or insufficient to hold harmless such Persons, then the Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or Trustee on the one hand and the Servicer on the other. The Servicer acknowledges that the Depositor and the Trustee are relying on the Servicer's performance of its obligations under this Agreement in order to perform their respective obligations under this Section 3.22.

     (e) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

     (f) If the Securities and Exchange Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, which would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.22, to be conducted differently than as described, the Depositor, the Servicer and the Trustee will reasonably cooperate to amend the provisions of this Section 3.22 in order to comply with such amended reporting requirements and such amendment of this Section 3.22. Any such amendment shall be made in accordance with Section 11.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, none of the Depositor, the Servicer or the Trustee shall be obligated to enter into any amendment pursuant to this Section 3.22 that adversely affects its obligations and immunities under this Agreement.


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     (g) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15D Suspension Notification with respect to the Trust.

     Section 3.23. Obligations of the Servicer in Respect of Compensating Interest.

     Not later than the close of business on each Servicer Remittance Date, the Servicer shall deliver to the Trustee for deposit in the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans for the related Distribution Date resulting from Principal Prepayments in full on the Mortgage Loans during the related Prepayment Period and (B) 50% of its Servicing Fee received in the related Collection Period. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls on the Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

     Section 3.24. Obligations of the Servicer in Respect of Mortgage Interest Rates and Monthly Payments.

     In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Interest Rates, Monthly Payments or Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.24 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

     Section 3.25. Investment of Funds in the Collection Account.

     (a) The Servicer may direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee of an Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in the Collection Account shall be made in the name of the Trustee or the Servicer, as applicable (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection


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Account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall at the direction of the Servicer:

               (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

     (b) All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account or (to the extent funds in the Escrow Account are invested if permitted by applicable law) the Escrow Account, as applicable, the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. Funds in the Distribution Account shall remain uninvested.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     Section 3.26. Liability of Servicer; Indemnification.

     Subject to Section 6.03, the Servicer (except the Trustee if it is required to succeed the Servicer hereunder) indemnifies and holds the Trustee, the Depositor and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor and the Trust Fund may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standard. The Servicer shall immediately notify the Trustee and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor and/or the Trust Fund in respect of such


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claim. The provisions of this Section 3.26 shall survive the termination of this
Agreement and the payment of the outstanding Certificates.

     Section 3.27. Reports of Foreclosure and Abandonment of Mortgaged
     Properties.

     The Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service on or before the due date for any such report. Not later than 90 days following the end of each calendar year, the Servicer will deliver an Officer's Certificate to the Trustee certifying its compliance with this Section
3.27. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

     Section 3.28. Protection of Assets.

     (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

                    (i)  borrow money or issue debt;

                    (ii) merge with another entity, reorganize, liquidate or
                         sell assets; or

                    (iii) engage in any business or activities.

     Notwithstanding any prior termination of this Agreement, each party hereto agrees that, until after one year and one day following the payment in full of the last of the Certificates issued hereunder, it shall not acquiesce, petition or otherwise invoke or cause the Depositor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

     Section 3.29. Prepayment Charges.

     (a) To the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) such waiver is required under state or federal law or (iii) the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Charge. If a Prepayment Charge is waived as permitted by meeting the standard described in clause (iii) above, then the Servicer shall use commercially reasonable efforts to enforce the obligation, if any, of the Transferor to pay the Transferor Prepayment Charge Payment Amount related to such waived Prepayment Charge, for deposit in the Collection Account. The Servicer shall not waive any Prepayment Charge unless it is waived


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in accordance with this Section 3.29(a). Notwithstanding anything to the contrary in this Section 3.29, the Servicer shall not waive any Prepayment Charge under (iii) above if it would (i) adversely affect the status of any REMIC created hereunder or (ii) cause any such REMIC to be subject to a tax or "prohibited transactions" or "prohibited contributions" under the REMIC Provisions or any similar provision of state or local law.

     (b) The Servicer shall pay the amount of any Prepayment Charge (to the extent not collected and remitted to the Collection Account pursuant to Section 3.04(a)) to the Trustee, if a Servicer or any subservicer waives any Prepayment Charge other than as permitted under Section 3.29(a); provided, however, that no such payment shall be required in respect of a Prepayment Charge that was waived by the Transferor, as predecessor servicer, prior to February 28, 2004. The Servicer shall pay the amount of such Prepayment Charge (or portion thereof not collected) by depositing such amount into the Collection Account at the time that amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account.

     (c) In the event that a Prepayment Charge due with respect to any Mortgage Loan is not timely received by the Servicer, the Servicer shall use commercially reasonable efforts to determine whether the Transferor is obligated to pay a related Transferor Prepayment Charge Payment Amount, and if the Servicer determines that a Transferor Prepayment Charge Payment Amount is due, the Servicer shall promptly notify the Transferor, and the Servicer shall enforce the Transferor's obligations to pay in a timely manner any such Transferor Prepayment Charge Payment Amounts and, to the extent that such amounts are received by the Servicer, shall cause such amounts to be deposited into the Collection Account within one Business Day of receipt.

     Section 3.30. [Reserved].

     Section 3.31. No Personal Solicitation.

     From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which
(i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Servicer's counseling services with respect to refinancing mortgage loans.


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                                   ARTICLE IV

                                  FLOW OF FUNDS

     Section 4.01. Interest Distributions.

     On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report, upon which the Trustee may conclusively rely), and the calculations required to be made by the Trustee, to the extent available:

     (a) to the Trustee, the Trustee Fee in respect of such Distribution Date;

     (b) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, the Accrued Certificate Interest thereon for such Distribution Date;

     (c) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, the Unpaid Interest Shortfall Amount, if any, for such Distribution Date;

     (d) to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     (e) to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     (f) to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     (g) to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     (h) to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     (i) to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     (j) to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

     (k) the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 4.02(b).


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     Section 4.02. Distributions of Principal and Monthly Excess Cashflow
     Amounts.

     (a) On each Distribution Date, the Trustee shall make the following distributions in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report and the calculations required to be made by the Trustee), to the extent of the Principal Distribution
Amount:

          (i) Before the Stepdown Date or with respect to which a Trigger Event is in effect, sequentially, as follows:

               first, to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               second, to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               third, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               fourth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               fifth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               sixth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               seventh, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               eighth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               ninth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

               tenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 4.02(b).

          (ii) On or after the Stepdown Date and as long as a Trigger Event is not in effect:

               first, to the Class A-1 Certificates, up to the Class A Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;


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               second, to the Class A-2 Certificates, the remaining Class A
          Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

               third, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               fourth, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               fifth, to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               sixth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               seventh, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               eighth, to the Class M-6 Certificates, up to the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

               ninth, to the Class M-7 Certificates, up to the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

               tenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as set forth in Section 4.02(b).

     (b) On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

          (i) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

          (ii) to pay the remaining Unpaid Interest Shortfall Amount, if any, for the Class M-1 Certificates for such Distribution Date;

          (iii) to pay the Class M-1 Realized Loss Amortization Amount for such Distribution Date;


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          (iv) to pay any remaining unpaid Accrued Certificate Interest for such
     Distribution Date for the Class M-2 Certificates;

          (v) to pay the remaining Unpaid Interest Shortfall Amount, if any, for the Class M-2 Certificates for such Distribution Date;

          (vi) to pay the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

          (vii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-3 Certificates;

          (viii) to pay the remaining Unpaid Interest Shortfall Amount, if any, for the Class M-3 Certificates for such Distribution Date;

          (ix) to pay the Class M-3 Realized Loss Amortization Amount for such Distribution Date;

          (x) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-4 Certificates;

          (xi) to pay the remaining Unpaid Interest Shortfall Amount, if any, for the Class M-4 Certificates for such Distribution Date;

          (xii) to pay the Class M-4 Realized Loss Amortization Amount for such Distribution Date;

          (xiii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-5 Certificates;

          (xiv) to pay the remaining Unpaid Interest Shortfall Amount, if any, for the Class M-5 Certificates for such Distribution Date;

          (xv) to pay the Class M-5 Realized Loss Amortization Amount for such Distribution Date;

          (xvi) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-6 Certificates;

          (xvii) to pay the remaining Unpaid Interest Shortfall Amount, if any, for the Class M-6 Certificates for such Distribution Date;

          (xviii) to pay the Class M-6 Realized Loss Amortization Amount for such Distribution Date;

          (xix) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-7 Certificates;


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          (xx) to pay the remaining Unpaid Interest Shortfall Amount, if any, for the Class M-7 Certificates for such Distribution Date;

          (xxi) to pay the Class M-7 Realized Loss Amortization Amount for such Distribution Date;

          (xxii) first, to the Class A-1 and Class A-2 Certificates, pro rata, and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Net WAC Rate Carryover Amount for each such Class, in each case until such amount for such Class is paid in full; and

          (xxiii) to the Class CE Certificates, the Class CE Distributable Amount for such Distribution Date.

     On each Distribution Date, there shall be distributed to the Holder of related Residual Certificates, any remaining amount in the Distribution Account on such date after the application pursuant to Sections 4.01, 4.02(a) and 4.02(b)(i)-(xxiii).

     Following the foregoing distributions, an amount equal to an amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section
3.04 shall be applied to increase the Certificate Principal Balance of each Class of Certificates with respect to which Realized Losses had previously been allocated pursuant to Section 4.03, up to the extent of such previously allocated Realized Losses, in accordance with the priority for such respective Classes set forth in Section 4.01(d)-(j). Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

     (c) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicer in connection with the Principal Prepayment in full of any of the Mortgage Loans, any Transferor Prepayment Charge Payment Amount or any Servicer Prepayment Charge Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates. Such amounts shall be treated as having been distributed to the Holders of the Class P Certificates from the Grantor Trust.

     (d) Any amounts distributed to the Class A and Mezzanine Certificates in respect of interest pursuant to Sections 4.02(b)(xxii) which constitute Net WAC Rate Carryover Amounts (taking into account, in the case of the Class A-1 and Class A-2 Certificates, the parenthetical in clause (ii) of the definition of Net WAC Rate Carryover Amount) shall first be deemed distributed by REMIC 2 as a distribution to the Class CE Certificates, and then distributed to the Class A and Mezzanine Certificates from the Grantor Trust as payments on notional principal contracts in the nature of cap contracts. Any remaining amount with respect to the Net WAC Rate Carryover Arrangement or any remaining Yield Maintenance Agreement Payment shall be treated as having been distributed to the Holders of the Class CE Certificates from the Grantor Trust.


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     Section 4.03. Allocation of Losses.

     Realized Losses shall be allocated first against the Overcollateralization Amount until such amount has been reduced to zero. If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated against the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order and until the respective Certificate Principal Balances thereof are reduced to zero.

     Section 4.04. Method of Distribution.

     The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

     Section 4.05. Distributions on Book-Entry Certificates.

     Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

     Section 4.06. Statements.

     (a) On each Distribution Date, based on the Mortgage Loan information contained in the Remittance Report, the Trustee shall prepare and post on its website at www.jpmorgan.com/sfr, a statement (the "Distribution Date Statement") as to the distributions made on such Distribution Date:

          (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal or reduction of Principal Balance, separately identified and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment


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     Charges, Servicer Prepayment Charge Payment Amounts and Transferor
     Prepayment Charge Payment Amounts;

          (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest or Class CE Distributable Amount, separately identified;

          (iii) the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency and the Targeted Overcollateralization Amount as of such Distribution Date and the Monthly Excess Interest Amount and Monthly Excess Cashflow Amount for such Distribution Date;

          (iv) the aggregate amount of servicing compensation received by the Servicer during the related Collection Period;

          (v) the aggregate amount of Advances for the related Collection Period, cumulative unreimbursed Advances and Servicing Advances and cumulative Nonrecoverable Advances;

          (vi) the Pool Balance, at the close of business at the end of the related Collection Period;

          (vii) the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Mortgage Loans as of the related Due Date;

          (viii) the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

          (x) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

          (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

          (xii) the aggregate amount of Realized Losses incurred during the related Collection Period, the cumulative amount of Realized Losses and the aggregate amount of Subsequent Recoveries received during the related Collection Period and the cumulative amount of Subsequent Recoveries;


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          (xiii) the Certificate Principal Balance, or Principal Balance, as
     applicable, of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses or Applied Realized Loss Amounts, as applicable, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses or Applied Realized Loss Amounts;

          (xiv) the Accrued Certificate Interest in respect of each Class of Certificates for such Distribution Date and any related Net WAC Rate Carryover Amounts, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

          (xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.23;

          (xvi) the amount of the Trustee Fee paid;

          (xvii) the Net WAC Rate Carryover Amount for each Class distributed on such Distribution Date, the amount of Net WAC Rate Carryover Amount remaining after giving effect to distributions thereof on such Distribution Date and the amount of all Net WAC Rate Carryover Amounts on the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates covered by withdrawals from the Reserve Account on such Distribution Date;

          (xviii) any Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

          (xix) (A) whether a Trigger Event has occurred and is continuing, (B) the Credit Enhancement Percentage, (C) the three-month rolling average percentage of the Pool Balance, as of the end of each of the preceding three Collection Periods, represented by the aggregate Principal Balance of all 60+ Day Delinquent Loans, (D) the percentage obtained by dividing such percentage reported pursuant to (C) by the Credit Enhancement Percentage, and (E) the cumulative Realized Losses, as a percentage of the original Pool Balance;

          (xx) the amount of Available Funds for such Distribution Date;

          (xxi) the rate at which interest accrues for each Class of Certificates for such Distribution Date;

          (xxii) the information contained in the Liquidation Report for such Distribution Date;

          (xxiii) the aggregate Principal Balance of Mortgage Loans purchased by the Servicer or Seller during the related Prepayment Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan;


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          (xxiv) the aggregate Principal Balance of the Mortgage Loans repurchased by the Servicer during the related Prepayment Period in connection with Section 3.16; and

          (xxv) the Mortgage Loan identifying number of each Mortgage Loan with a Prepayment Charge that was the subject of a Principal Prepayment in full during the related Collection Period, the Prepayment Charge listed on, or calculated pursuant to, each related Mortgage Note and the Prepayment Charge collected and/or the Servicer Prepayment Charge Payment Amount paid by the Servicer or Transferor Prepayment Charge Payment Amount paid by the Transferor with respect to each such Mortgage Loan.

     The Trustee may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Servicer.

     In the case of information furnished pursuant to subclauses (i), (ii) and
(xiii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

     (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i), (ii),
(xiv) and (xvii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

     (c) On each Distribution Date, the Trustee shall make available to the Class R Certificateholder a copy of the reports made available to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Class R Certificateholder by the Trustee pursuant to any requirements of the Code as from time to time in force.

     Section 4.07. Remittance Reports; Advances.

     (a) On the second Business Day following each Determination Date, the Servicer shall deliver to the Trustee by telecopy (or by such other means as the Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall electronically forward to the Trustee in such medium as may be agreed between the Servicer and the Trustee the information set forth in such Remittance Report with respect to the related Distribution Date and such information reasonably available to the Servicer necessary in order for the Trustee to perform the calculations necessary to make the distributions contemplated by Section 4.01,
4.02 and 4.03 and to prepare the Distribution Date


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Statement. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

     (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.07(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Collection Period and as to which REO Property an REO Disposition did not occur during the related Collection Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for such Collection Period, over the net income from such REO Property transferred to the Distribution Account pursuant to
Section 3.13 for distribution on such Distribution Date. For purposes of the preceding sentence, (i) the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the such Balloon Mortgage Loan and (ii) the Monthly Payment on each Interest Only Mortgage Loan shall be, for the first 60 months of the term of such Mortgage Loan, scheduled payments of interest thereon, and thereafter, scheduled payments of principal and interest thereon.

     On or before 3:00 p.m., New York time, on each Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.07, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. In addition, the Servicer shall have the right to reimburse itself for any Advances previously made from amounts held from time to time in the Collection Account that are not then required to be distributed pursuant to the terms of this Agreement. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 and
4.02 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Servicer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

     (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to Section 4.07(d) below, and, with respect to any Mortgage Loan, shall continue until the earlier of such time as the Trust


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acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

     (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor and the Trustee. The Trustee shall be entitled to conclusively rely upon any such determination by the Servicer.

     Section 4.08. REMIC Distributions and Allocation of Losses.

     (a) On each Distribution Date, the Trustee shall cause, in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Uncertificated Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

          (i) to Holders of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7, and REMIC 1 Regular Interest LT1ZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LT1ZZ shall be reduced and deferred when the REMIC 1 Overcollateralized Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1ZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6 and REMIC 1 Regular Interest LT1M7 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates;

          (ii) to the Holders of REMIC 1 Uncertificated Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

               (A) to the Holders of REMIC 1 Regular Interest LT1AA, 98.00% of such remainder, until the Uncertificated Principal Balance of such uncertificated REMIC 1 Uncertificated Regular Interest is reduced to zero;


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               (B) to the Holders of REMIC 1 Regular Interest LT1A1, REMIC 1
          Regular Interest LT1A2, REMIC 1 Regular Interest LT1M1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6 and REMIC 1 Regular Interest LT1M7, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Uncertificated Regular Interests are reduced to zero; then

               (C) to the Holders of REMIC 1 Regular Interest LT1ZZ, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Uncertificated Regular Interest is reduced to zero; and

               (D) any remaining amounts to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC 1 Regular Interest LT1AA and (ii) REMIC 1 Regular Interest LT1ZZ, respectively;

     (b) The aggregate amount of any Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1 Regular Interest LTA1, REMIC 1 Regular Interest LT1A2, REMIC 1 Regular Interest LTAM1, REMIC 1 Regular Interest LT1M2, REMIC 1 Regular Interest LT1M3, REMIC 1 Regular Interest LT1M4, REMIC 1 Regular Interest LT1M5, REMIC 1 Regular Interest LT1M6, REMIC 1 Regular Interest LT1M7 and REMIC 1 Regular Interest LT1ZZ pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

     (c) Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 1 Uncertificated Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA and REMIC 1 Regular Interest LT1ZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M7 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M7 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M6 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M6 has been reduced to zero; fifth, to the


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Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1
Regular Interest LT1M5 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M5 has been reduced to zero; sixth to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M4 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M4 has been reduced to zero; seventh to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M3 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M3 has been reduced to zero; eighth to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M2 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1M2 has been reduced to zero and ninth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1AA, REMIC 1 Regular Interest LT1M1 and REMIC 1 Regular Interest LT1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1M1 has been reduced to zero.

     (d) All distributions in respect of the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class CE Certificates, shall be treated as having been made first from REMIC 1 to the Corresponding Class of REMIC 2 Uncertificated Regular Interest and then to the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class CE Certificate, in each case by its related REMIC.

                                    ARTICLE V

                                THE CERTIFICATES

     Section 5.01. The Certificates.

     Each of the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class P, Class CE, and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Offered Certificates and the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral multiples of $1 in excess thereof. The Class P, Class CE and Class R Certificates are issuable only in minimum Percentage Interests of 10%.

     The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any


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benefit under this Agreement or be valid for any purpose, unless such
Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Offered Certificates and the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates shall be Book-Entry Certificates. The Class P, Class CE and Class R Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

     Section 5.02. Registration of Transfer and Exchange of Certificates.

     (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Trustee a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Certificate
Registrar to the same extent as they apply to the Trustee. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of the Residual Certificates, upon satisfaction of the conditions set forth below, the Trustee, on behalf of the Trust, shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest. In addition, (i) with respect to each Class R Certificate, the Holder thereof may exchange, in the manner described above, such Class R Certificate for two separate certificates, each representing such Holder's respective Percentage Interest in the Class R-1 Interest and the Class R-2 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class RX Certificate, the Holder thereof may exchange, in the manner described above, such Class RX Certificate for six separate certificates, each representing such Holder's respective Percentage Interest in the Class R-3 Interest, the Class R-4 Interest, the Class R-5 Interest, the Class R-6 Interest, the Class R-7 Interest and the Class R-8 Interest, respectively, in each case that was evidenced by the Class RX Certificate being exchanged.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the


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Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the Depository, the initial Depository, by, or on behalf of, the Depositor; or to, and deposited with the Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph
(c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

     (c) If (x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the


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Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Seller's expense, execute on behalf of the Trust and the Certificate Registrar shall authenticate the Definitive Certificates. None of the Depositor or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (d) Except with respect to a transfer of the Private Certificates between or among the Depositor, the Seller, their affiliates or both, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, and as a condition precedent to the transfer, (i) the transferor shall deliver to the Certificate Registrar an executed transferor certificate (in substantially the form attached hereto as Exhibit L) and (ii) the prospective transferee shall deliver to the Certificate Registrar (A) an executed investment letter in substantially the form attached hereto as Exhibit J-2 certifying that such transferee is a "qualified institutional buyer" as defined in Rule 144A, which investment letter shall not be an expense of the Certificate Registrar or the Depositor or (B) an executed investment letter in substantially the form attached hereto as Exhibit J-1 certifying as to certain facts and circumstances relating to the transfer that establish that the transfer is exempt from 1933 Act registration and that the prospective transferee is an institutional "accredited investor" (or in the case of the Residual Certificates only, an "accredited investor"), which investment letter shall not be an expense of the Certificate Registrar or the Depositor or (C) if the Private Certificate is in physical form, an Opinion of Counsel satisfactory to the Depositor and the Trustee that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. In addition, in the case of the transfer of a Class R Certificate, the Certificate Registrar and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Trustee, the Servicer or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     For purposes of the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, the representations in the transferor certificate (in substantially the form attached hereto as Exhibit L), as discussed in (i) above, shall be deemed to have been made by a transferor Certificate Owner to the Certificate Registrar by the acceptance by such Certificate Owner of the beneficial interest in any such Class of Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Certificates and the transfer by the Certificate Owner of such beneficial interest, unless the Certificate Registrar shall have received from the transferor an alternative representation acceptable in form and substance to the Depositor. For the purposes of the Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, the representations set forth in the


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investment letter (in substantially the form attached hereto as Exhibit J-1 or
J-2), as discussed in (ii) above, shall be deemed to have been made by a transferee Certificate Owner to the Certificate Registrar by the acceptance by a Certificate Owner of the beneficial interest in any such Class of Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor.

     No transfer of an ERISA-Restricted Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor, (such requirement is satisfied only by the Certificate Registrar's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) (except in the case of a Class R, Class P or Class CE Certificate) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) (except in the case of the Class R Certificate) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Certificate Registrar, to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Depositor, the Servicer, the Trustee or the Certificate Registrar to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect. Any representations required to be made in subsection (i) and (ii) above in the case of an ERISA-Restricted Certificate which is also a Book-Entry Certificate shall be deemed to have been made by the acquisition of such Certificate.

     Any beneficial owner of a Mezzanine Certificate that is not an ERISA-Restricted Certificate shall be deemed to have represented by virtue of its acquisition or holding of such Certificate that such Certificate is rated "BBB-" (or its equivalent) or higher by Moody's or S&P.


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     Each Person who has or who acquires any Ownership Interest in the Residual
Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in the Residual Certificates are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in the Residual Certificates shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person shall acquire an Ownership Interest in the Residual Certificates unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership Interest in the Residual Certificates, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

               (A) an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificates that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

               (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

     (e) Any attempted or purported transfer of any Ownership Interest in the Residual Certificates in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become the Holder of the Residual Certificates, then the prior Holder of such Residual Certificates that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificates was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificates. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of the Residual Certificates that is in fact not permitted by this Section or for making any distributions due on such Residual Certificates to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of the Residual Certificates that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificates. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificates that is a Permitted Transferee.


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     (f) If any Person other than a Disqualified Organization acquires any
Ownership Interest in the Residual Certificates in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of the Residual Certificates or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of the Residual Certificates. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its Affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of the Residual Certificates that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of the Residual Certificates may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in the Residual Certificates as a result of its exercise of such discretion.

     (g) If any Person other than a Permitted Transferee acquires any Ownership Interest in the Residual Certificates in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

     The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

     (h) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

     Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or


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stolen Certificate, a new Certificate of like tenor and Percentage Interest.
Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04. Persons Deemed Owners.

     The Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

     Section 5.05. Appointment of Paying Agent.

     The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Rating Agencies. The Trustee as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14, 8.15 and 8.16 shall apply to the Paying Agent to the same extent as they apply to the Trustee. Any Paying Agent appointed in accordance with this Section 5.05 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Paying Agent.

                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

     Section 6.01. Liability of the Servicer and the Depositor.

     The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.


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     Section 6.02. Merger or Consolidation of, or Assumption of the Obligations
     of, the Servicer or the Depositor.

     Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor servicer.

     Section 6.03. Limitation on Liability of the Servicer and Others.

     None of the Depositor, the Servicer, or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such Person against any breach of warranties or representations made by such party herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard and/or this Agreement, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

     The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty made by such party hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Servicer may in their discretion undertake any action related to their obligations hereunder which they may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).


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     Section 6.04. Servicer Not to Resign.

     Subject to the provisions of Section 7.01 and Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee, shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

     The Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no Servicer Event of Termination exists, agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 7.02(a) (including being acceptable to the Rating Agencies) and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor.

     Section 6.05. Delegation of Duties.

     In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Servicer shall provide the Trustee and the Rating Agencies with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.


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     Section 6.06. Advance Facility.

     (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 6.06(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (a) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (b) a Person, which may simultaneously assign or pledge such rights to an SPV or (c) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (a) or (b), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

     (b) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 11.05 hereof a written notice (an "Advance Facility Notice"), stating (1) the identity of the Advance Financing Person and (2) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 6.06(c) hereof, have the right to receive amounts available from the Collection Account pursuant to Section 3.05 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances ("Advance Reimbursement Amounts"). Advance Reimbursement Amounts (1) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.05 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (2) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.05 hereof to the extent permitted under Section 6.06(e) below.

     (c) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person and the Servicer's Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 3.05(ii) and Section 3.05(iii) hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 11.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts.


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Notwithstanding the foregoing, the Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the Collection Account pursuant to Section 3.05(ii) and
Section 3.05(iii) of this Agreement and shall not otherwise be entitled to receive amounts designated for distribution to Certificateholders. None of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any amounts which constitute Advance Reimbursement Amounts designated for distribution to the Servicer or the Servicer's Assignee, as applicable, pursuant to Section 3.05(ii) and Section 3.05(iii) hereof. An
Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section
11.05 hereof. None of the Depositor or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer's Assignee. The Servicer shall indemnify the Depositor, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advance Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor Servicer, as the case may be, or, with respect to any claim for indemnity by any successor Servicer or the Trustee, the failure by such Person to remit funds as required by this Agreement or, with respect to any claim for indemnity by any successor Servicer or the Trustee, the commission of an act or omission to act by the successor Servicer or the Trustee, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement. The Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

     (d) [Reserved].

     (e) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer's Assignee.


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     (f) For purposes of any Officer's Certificate of the Servicer made pursuant to Section 4.07(d), any Nonrecoverable Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

     (g) Any amendment to this Section 6.06 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 6.06, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Financing Person.

                                   ARTICLE VII

                                     DEFAULT

     Section 7.01. Servicer Events of Termination.

     (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

          (i) (A) The failure by the Servicer to make any Advance; or (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement, which failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights; or

          (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such


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     failure, requiring the same to be remedied, shall have been given to the
     Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

          (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

          (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (v) On any Distribution Date on or after the Distribution Date occurring in April 2007, a Cumulative Loss Trigger Event shall have occurred.

     (b) Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date, the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor servicer and (y) in the case of (i)(B), (ii), (iii), (iv) and (v) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency and the Depositor. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section or successor servicer appointed in connection with Section 7.02; and, without limitation, the Trustee or successor servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise,


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any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee (or the applicable successor servicer) of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing to the successor servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor servicer (or if the predecessor servicer is the Trustee, the initial servicer) upon presentation of reasonable documentation of such costs and expenses.

     Notwithstanding any termination of the activities of a Servicer hereunder, the Servicer shall be entitled to receive payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding Advances and Servicing Advances properly made prior to the date of termination.

     Section 7.02. Trustee to Act; Appointment of Successor.

     (a) Within 90 days of the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee (or such other successor servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer


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would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer, including costs and expenses of the Trustee. The appointment of a successor servicer shall not affect any liability of the predecessor servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.12 or to indemnify the parties indicated in Section 3.26 pursuant to the terms thereof, nor shall any successor servicer be liable for any acts or omissions of the predecessor servicer or for any breach by such servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     In the event of a Servicer Event of Termination, notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of when notification of such event shall have been provided to the Trustee, whereunder the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth above) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.

     (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

     Section 7.03. Waiver of Defaults.

     The Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by a Servicer Event of Termination may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that such Holders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

     Section 7.04. Notification to Certificateholders.

     (a) On any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the


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Certificateholders at their respective addresses appearing in the Certificate
Register and each Rating Agency.

     (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

     Section 7.05. Survivability of Servicer Liabilities.

     Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

     Section 8.01. Duties of Trustee.

     The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing of


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     all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

          (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

          (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or any Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Servicer Event of Termination.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     The Trustee shall not have any duty (A) to see any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.


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     The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by any third party as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at its Corporate Trust Office; (ii) of which a Responsible Officer has actual knowledge and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates to is a Mortgaged Property.

     Section 8.02. Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may


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     require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

          (vi) the Trustee shall not be accountable, have any liability or make any representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02;

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care; and

          (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

     Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02) or any Mortgagor; any action of the Servicer


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(other than if the Trustee shall assume the duties of the Servicer pursuant to
Section 7.02) taken in the name of the Trustee; the failure of the Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

     Section 8.04. Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Servicer, the Depositor or their respective Affiliates.

     Section 8.05. Trustee Fees and Expenses.

     The Trustee shall be entitled to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the exercise and performance of any of the powers and duties hereunder. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee. The Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Trustee and its officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     Section 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of "BBB" by S&P and a long term debt rating of at least "A1" or better by Moody's and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the


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requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07. Resignation or Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of their property shall be appointed, or any public officer shall take charge or control of the Trustee or of their property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor or the Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

     Section 8.08. Successor Trustee.

     Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Rating Agencies, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and


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obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

     Section 8.09. Merger or Consolidation of Trustee.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.10. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:


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          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Rating Agencies and the Servicer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 8.11. Limitation of Liability.

     The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.


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     Section 8.12. Trustee May Enforce Claims Without Possession of
Certificates.

     (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

     (b) The Trustee shall afford the Depositor, the Servicer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Servicer, the Depositor and such Certificateholder and shall make available to the Servicer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

     Section 8.13. Suits for Enforcement.

     In case a Servicer Event of Termination or other default by the Servicer hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

     Section 8.14. Waiver of Bond Requirement.

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

     Section 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.


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                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

     Section 9.01. REMIC Administration.

     (a) The Trustee shall make or cause to be made REMIC elections for each of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC 6, REMIC 7 AND REMIC 8 as set forth in the Preliminary Statement on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

     (c) The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder. The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

     (d) The Trustee shall prepare or cause to be prepared, sign and file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

     (e) The Holder of the Class R Certificate and Class RX Certificate shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to the related REMICs, and the Trustee is irrevocably designated as and shall act as attorney-in-fact and agent for such Tax Matters Person for each such REMIC. The Trustee, as agent for the Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Residual Certificates to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

     (f) The Trustee, the Servicer, and the Holders of Certificates shall take any action or cause any REMIC formed under this Agreement to take any action necessary to create or


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maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Servicer or the Holder of the Residual Certificate shall take any action or cause any REMIC formed under this Agreement to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such action or failure to act is expressly permitted under the terms of this Agreement, or the Trustee and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC formed under this Agreement or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of the Residual Certificate will consult with the Trustee and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

     (g) The Holder of the Residual Certificate shall pay when due any and all taxes imposed on the related REMIC. REMIC formed under this Agreement by federal or state governmental authorities, but only from amounts, if any, distributable thereon. To the extent that such REMIC taxes are not paid by related Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of future amounts otherwise distributable to the Holder of related Residual Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of the REMIC 1 Uncertificated Regular Interests, the REMIC 2 Uncertificated Regular Interests or the Certificates, as the case may be.

     (h) The Trustee, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC formed under this Agreement on a calendar year and on an accrual basis.

     (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

     (j) Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

     (k) The Trustee shall treat (i) the rights of the Class A and Mezzanine Certificates to receive Net WAC Rate Carryover Amounts as a right in interest rate cap contracts written by the Class CE Certificateholders in favor of the Holders of the Class A and Mezzanine Certificates and (ii) the rights of the Class CE Certificates under the Yield Maintenance Agreement in accordance with the respective terms thereof and shall assign such rights for federal tax return and information reporting a value of zero. The Trustee shall account for such as property held separate and apart from the regular interests it holds in each of the REMICs created hereunder.


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The provisions of this paragraph are intended to satisfy the requirements of
Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistent with such regulation. On each Distribution Date, to the extent the Class A and Mezzanine Certificates receive interest in excess of the Class A1 REMIC Pass-Through Rate, Class A2 REMIC Pass-Through Rate, Class M-1 REMIC Pass-Through Rate, Class M-2 REMIC Pass-Through Rate, Class M-3 REMIC Pass-Through Rate, Class M-4 REMIC Pass-Through Rate, Class M-5 REMIC Pass-Through Rate, Class M-6 REMIC Pass-Through Rate and Class M-7 REMIC Pass-Through Rate, as applicable, such interest will be treated as distributed to the Class CE Certificates, together with any amount deposited in the Reserve Account in respect of the Yield Maintenance Agreement, and then paid to the respective Classes of Class A and Mezzanine Certificates pursuant to the related interest rate cap agreement.

     Section 9.02. Prohibited Transactions and Activities.

     None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of any REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement, (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement or (vi) an optional purchase by the Servicer pursuant to Section 3.16 of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than a Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     Section 9.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

     In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein or is subject to any state or local taxes based on the location of the Servicer, the Servicer shall indemnify the Holder of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the related Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the related Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the related Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which


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is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     Section 9.04. REO Property.

     (a) Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provision of this Agreement, the Servicer, acting on behalf of the Trust hereunder, shall not rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

     (b) The Servicer shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Servicer shall dispose of any REO Property before the close of the third calendar year beginning after the year of its acquisition by the Trust Fund unless the Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, any REMIC may hold REO Property for a longer period without adversely affecting its REMIC status or causing the imposition of a Federal or state tax upon any REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value as determined in good faith by the Servicer for such longer period as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the applicable period, (i) purchase such REO Property at a price equal to the REO Property's fair market value as determined in good faith by the Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.

     Section 9.05. Grantor Trust Administration.

     The parties intend that the portions of the Trust Fund consisting of (i) the right of the Class P Certificates to receive Prepayment Charges, Servicer Prepayment Charge Payment Amounts and Transferor Prepayment Charge Payment Amounts, (ii) the right of the Class A and Mezzanine Certificates to receive Net WAC Rate Carryover Amounts, (iii) the Yield Maintenance Agreement, the related Reserve Account and the right of the Class CE Certificates to receive Yield Maintenance Agreement Payments subject to the obligation of the Class CE


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Certificates to pay Net WAC Rate Carryover Amounts shall be treated as a
"grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished (i) to the Holders of the Class A and Mezzanine Certificates and (ii) to the Holder of the Class CE Certificates and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, their allocable shares of income with respect to the property held by the Grantor Trust, at the time or times and in the manner required by the Code.

                                    ARTICLE X

                                   TERMINATION

     Section 10.01. Termination.

     (a) The respective obligations and responsibilities of the Servicer, the Depositor, the Trustee and the Certificate Registrar created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the Majority Class CE Certificateholders or Servicer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The Majority Class CE Certificateholders may, at their option, terminate the Trust Fund and retire the Offered Certificates on the next succeeding Distribution Date upon which the aggregate current Pool Balance is less than 10% of the aggregate Pool Balance of the Mortgage Loans as of the Cut-off Date by purchasing all of the outstanding (i) Mortgage Loans in the Trust Fund at a price equal to the sum of the outstanding Principal Balance of the Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and (ii) REO Properties in the Trust Fund at a price equal to their fair market value as determined in good faith by the Servicer (the "Termination Price"). If such option is not exercised by the Majority Class CE Certificateholders on the first applicable Distribution Date, the Servicer may exercise such option, but only upon providing at least 60 days prior written notice to the Majority Class CE Certificateholders of the Servicer's intention to terminate the Trust Fund and the applicable Distribution Date for such termination. Upon receipt of such notice, the Majority Class CE Certificateholders may exercise their option to terminate the Trust Fund on or before the Distribution Date selected by the Servicer in accordance with the procedures set forth in this Section 10.01; provided, however, that if the Majority Class CE Certificateholders are subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, the Trust Fund may not be terminated unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price; provided further, that the


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Trust Fund may not be terminated by either the Majority Class CE
Certificateholders or the Servicer (or an Affiliate of the Servicer) until payment of all outstanding Reimbursement Amounts with respect to the Trust Fund.

     In connection with any such purchase pursuant to the preceding paragraph, the Servicer or its Affiliate shall deliver to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately following such purchase.

     Any such purchase shall be accomplished by delivery on the Servicer Remittance Date before such Distribution Date of the Termination Price to the Trustee for deposit into the Distribution Account as part of Available Funds.

     (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Majority Class CE Certificateholders or the Servicer, as applicable, by letter to the Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

     (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections 4.01 and 4.02 for such Distribution Date.

     (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer (if the Servicer or an Affiliate of the Servicer, has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the related Residual Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto (except with respect to the Class CE and Class P Certificates) and the Trustee upon


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transfer of such funds shall be discharged of any responsibility for such funds, and all other Certificateholders shall look to the Residual Certificateholder for payment.

     Section 10.02. Additional Termination Requirements.

     (a) In the event that the Majority Class CE Certificateholders or the Servicer exercises the purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The Trustee shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC 6, REMIC 7 and REMIC 8, as applicable, and shall specify such date in the final federal income tax return of each REMIC;

          (ii) After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Majority Class CE Certificateholders or the Servicer, as applicable, for cash; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited in the following order of priority (A) (i) to the Holders of each of the Class A-1 and Class A-2 Certificates, pro rata and
     (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, the related Certificate Principal Balance, as applicable, plus one month's interest thereon at the applicable Pass-Through Rate, (B) to the Class CE Certificates, the amount of any remaining Monthly Excess Cash Flow Amounts not previously distributed thereon, (C) to the remaining REMIC 1 Uncertificated Regular Interests and the REMIC 2 Uncertificated Regular Interests the amounts allocable thereto pursuant to Section 4.08 and (D) to the related Residual Certificateholder, all cash on hand in respect of the REMICs after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.


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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01. Amendment.

     This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee; and without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement; or (iv) to comply with any requirements imposed by the Code; provided, however, that any such action listed in clause (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicer and the Trustee.

     In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a majority of the Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

     Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 11.02. Recordation of Agreement; Counterparts.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     Section 11.03. Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04. Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

     Section 11.05. Notices.

     All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Trustee, JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention: Institutional Trust Services/Global Debt: ABFC 2004-AHL1, or such other address as may hereafter be furnished to the Depositor and the Servicer in writing by the Trustee, (b) in the case of the Depositor, Asset Backed Funding Corporation, 100 North Tryon Street, 11th Floor, Charlotte, North Carolina 28255, Attention: ABFC Asset-Backed Certificates, Series 2004-AHL1, or such other address as may be furnished to the Servicer and the Trustee in writing by the Depositor, and (c) in the case of the Servicer, Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081, Attention:
Janice McClure, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Servicer in writing. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this

Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

     Section 11.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.07. Article and Section References.

     All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

     Section 11.08. Notice to the Rating Agencies.

     Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or the Servicer, as the case may be, has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

          (iii) the resignation or termination of the Servicer or the Trustee;

          (iv) the final payment to Holders of the Certificates of any Class;

          (v) any change in the location of any Account; and

          (vi) if the Trustee is acting as successor servicer pursuant to
     Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

     In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

               (A) each annual statement as to compliance described in Section
          3.19 hereof;

               (B) each annual independent public accountants' servicing report described in Section 3.20 hereof; and

               (C) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

     Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Attention: Managing Director, Residential Mortgage-Backed Securities; and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Group.

     Section 11.09. Further Assurances.

     Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

     Section 11.10. Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 11.11. Acts of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

                      [signatures follow on the next page]

     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

ASSET BACKED FUNDING CORPORATION,
as Depositor


By: /s/ Kirk B. Meyers
    ---------------------------
Name: Kirk B. Meyers
Title: Vice President


LITTON LOAN SERVICING LP,
as Servicer


By: /s/ Janice McClure
    ---------------------------
Name: Janice McClure
Title: Senior Vice President


JPMORGAN CHASE BANK,
as Trustee


By: /s/ Nadezhka Thomas
    ---------------------------
Name: Nadezhka Thomas
Title: Trust Officer

STATE OF NORTH CAROLINA )
                        ) ss.:
COUNTY OF MECKLENBURG   )

     On the 1st day of March, 2004 before me, a notary public in and for said State, personally appeared Kirk B. Meyers, known to me to be a Vice President of Asset Backed Funding Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


               [Notary Seal]                       /s/ Othea Saunders
                                            ------------------------------------
                                            Notary Public

                                            My commission expires August 1, 2007

STATE OF TEXAS   )
                 ) ss.:
COUNTY OF HARRIS )

     On the 1st day of March, 2004 before me, a notary public in and for said State, personally appeared Janice McClure, known to me to be a Senior Vice President of LITTON LOAN SERVICING LP, a Delaware limited partnership, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


               [Notary Seal]                       /s/ A. Miller
                                            ------------------------------------
                                            Notary Public - State of Texas

                                            My commission expires: 04/28/06

STATE OF NY  )
             ) ss.:
COUNTY OF NY )

     On the 1st day of March, 2004 before me, a notary public in and for said State, personally appeared Nadezhka Thomas, known to me to be a Trust Officer of JPMorgan Chase Bank, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


               [Notary Seal]                       /s/ Margaret M. Price
                                            ------------------------------------
                                            Notary Public

                                            My commission expires April 22, 2007

                                   EXHIBIT A-1

                         FORM OF CLASS A-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-AHL1, CLASS A-1

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class A-1                Initial Certificate Principal Balance
                                           of this Certificate: $[_]

Pass-Through Rate: LIBOR + 0.160%          Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing Agreement    Trustee: JPMorgan Chase Bank
and Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2004    Final Scheduled Distribution Date:
                                           September 25, 2030

Closing Date: March 30, 2004               CUSIP: 04542B GE 6

Original Class Certificate Principal       ISIN No. US04542BGE65
Balance of the Class A-1 Certificates:
$119,292,000

No.
    ----


                                      A-1-1

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs or, in the case of the first Distribution Date, the Closing Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Class A-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                      A-1-2

          The Class A-1 Pass-Through Rate will be a per annum rate equal to the lesser of (i) the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-1 Certificate Margin and (b) the Maximum Cap Rate, and (ii) the Net WAC Cap.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1 Certificates.

          The Class A-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                      A-1-3

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the aggregate Pool Balance as of the Cut-Off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-1-4

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       -------------------

                                                  JPMORGAN CHASE BANK,
                                                      as Trustee


                                                  By:
                                                      --------------------------
                                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

                                                  JPMORGAN CHASE BANK,
                                                  as Certificate Registrar


                                                  By:
                                                      --------------------------
                                                         Authorized Signatory

Date of authentication:
                        -------------------


                                      A-1-5

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN  - as joint tenants with right                        -------------------
          of survivorship and not as                               (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                           -------------------------------------
                                           Signature Guaranteed


                                      A-1-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of __________________________, account number _________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                      A-1-7

                                   EXHIBIT A-2

                         FORM OF CLASS A-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-AHL1, CLASS A-2

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class A-2                Initial Certificate Principal Balance
                                           of this Certificate: $[_]

Pass-Through Rate: LIBOR + 0.420%          Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing Agreement    Trustee: JPMorgan Chase Bank
and Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2004    Final Scheduled Distribution Date:
                                           November 25, 2033

Closing Date: March 30, 2004               CUSIP: 04542B GF 3

Original Class Certificate Principal       ISIN No. US04542BGF31
Balance of the Class A-2 Certificates:
$26,365,000

No.
    ----


                                      A-2-1

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Class A-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                      A-2-2

          The Class A-2 Pass-Through Rate will be a per annum rate equal to the lesser of (i) the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class A-2 Certificate Margin and (b) the Maximum Cap Rate, and (ii) the Net WAC Cap.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2 Certificates.

          The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                      A-2-3

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the aggregate Pool Balance as of the Cut-Off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-2-4

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       -------------------

                                                  JPMORGAN CHASE BANK,
                                                      as Trustee


                                                  By:
                                                      --------------------------
                                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

                                                  JPMORGAN CHASE BANK,
                                                  as Certificate Registrar


                                                  By:
                                                      --------------------------
                                                         Authorized Signatory

Date of authentication:
                        -------------------


                                      A-2-5

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN  - as joint tenants with right                        ------------------
          of survivorship and not as                              (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of assignor


                                           -------------------------------------
                                           Signature Guaranteed


                                      A-2-6

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of __________________________, account number _________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                      A-2-7

                                    EXHIBIT B

                                   [RESERVED]


                                      B-1-1

                                   EXHIBIT C-1

                        FORM OF CLASS [R/RX] CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN [TWO/SIX] SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS [R/RX] CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS [R/RX] CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS [R/RX] CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN") OR ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THE CLASS [R/RX] CERTIFICATE ON BEHALF OF, AS A NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS [R/RX] CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A FORM OF ERISA REPRESENTATION AND A RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT AND (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY


                                      C-1-1

FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"),
(D) AN AGENT OF A DISQUALIFIED ORGANIZATION OR (E) ANY OTHER ENTITY IDENTIFIED AS A DISQUALIFIED ORGANIZATION UNDER THE CODE AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS [R/RX] CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS [R/RX] CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS [R/RX] CERTIFICATE.


                                      C-1-2

                         ABFC ASSET-BACKED CERTIFICATES
                         SERIES 2004-AHL1, CLASS [R/RX]

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class [R/RX]             Percentage Interest: [_]%

Date of Pooling and Servicing Agreement    Servicer: Litton Loan Servicing LP
and Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2004    Trustee: JPMorgan Chase Bank

Maturity Date: N/A                         Closing Date: March 30, 2004

No.
    ----

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _______________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by the Class [R/RX] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holder of the Class [R/RX] Certificate on such Distribution Date pursuant to the Agreement.


                                      C-1-3

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of the Class [R/RX] Certificate, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

          The Class [R/RX] Certificate is limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Class [R/RX] Certificates are issuable in fully registered form only without coupons in the Class and denomination representing the Percentage Interest specified in the


                                      C-1-4

Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, either (i) in the case of a transfer made in reliance on Rule 144A under the 1933 Act, that the proposed transferee delivers to the Trustee a completed investment letter in substantially the form attached to the Agreement as Exhibit J-2, or (ii) in the case of any other transfer, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in substantially the forms of Exhibit L and Exhibit J-1 attached to the Agreement, respectively, certifying to the Depositor and the Trustee the facts surrounding the transfer as described in Section 5.02 of the Agreement, or as provided in the Agreement the Depositor and the Trustee shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          The Trustee shall, as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, an affidavit in the form of Exhibit K attached to the Agreement executed by the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class [R/RX] Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee.

          No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the


                                      C-1-5
transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as eight separate REMICs or cause the imposition of a tax upon the Trust.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the aggregate Pool Balance as of the Cut-Off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-1-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       -------------------

                                             JPMORGAN CHASE BANK,
                                             as Trustee


                                             By:
                                                 -------------------------------
                                                        Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [R/RX] Certificates referred to in the within-mentioned Agreement.

                                             JPMORGAN CHASE BANK,
                                             as Certificate Registrar


                                             By:
                                                 -------------------------------
                                                       Authorized Signatory

Date of authentication:
                        -------------------


                                     C-1-7

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN - as joint tenants with right                         -------------------
         of survivorship and not as                                (State)
         tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ___% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class [R/RX] Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                                   Signature Guaranteed


                                     C-1-8

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of _____________________________, account number _______________
___________________, or, if mailed by check, to ________________________________
______________________________________________. Applicable statements should be mailed to ______________________________________________________________. This
information is provided by _____________________________________________________
_______________________, the assignee named above, or __________________________
______________, as its agent.


                                     C-1-9

                                   EXHIBIT C-2

                         FORM OF CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1 AND CLASS A-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THE CLASS M-1 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES. EACH PURCHASER OF A CLASS M-1 CERTIFICATE, OTHER THAN THE INITIAL PURCHASER OF THE CLASS M-1 CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.


                                     C-2-1

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-AHL1, CLASS M-1

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class M-1               Initial Certificate Principal Balance
                                          of this Certificate: $[_]

Pass-Through Rate: LIBOR + 0.520%         Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing Agreement   Trustee: JPMorgan Chase Bank
and Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2004   Final Scheduled Distribution Date:
                                          September 25, 2033

Closing Date: March 30, 2004              CUSIP: 04542B GG 1

Original Class Certificate Principal      ISIN No. US04542BGG14
Balance of the Class M-1 Certificates
as of the Closing Date: $10,691,000

No.
    --------

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not


                                     C-2-2
defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Class M-1 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Class M-1 Pass-Through Rate will be a per annum rate equal to the lesser of (i) the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-1 Certificate Margin and (b) the Maximum Cap Rate, and (ii) the Net WAC Cap.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-1 Certificates.

          The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A-1 and Class A-2 Certificates as described in the Agreement referred to herein.


                                     C-2-3

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as


                                     C-2-4
provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the aggregate Pool Balance as of the Cut-Off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-2-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       -------------------

                                             JPMORGAN CHASE BANK,
                                             as Trustee


                                             By:
                                                 -------------------------------
                                                        Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class M-1 Certificates referred to in the within-mentioned Agreement.

                                             JPMORGAN CHASE BANK,
                                             as Certificate Registrar


                                             By:
                                                 -------------------------------
                                                       Authorized Signatory

Date of authentication:
                        --------------------


                                     C-2-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN - as joint tenants with right                         -------------------
         of survivorship and not as                                (State)
         tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class M-1 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed


                                     C-2-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ___________________________, account number _________________
___________________, or, if mailed by check, to ________________________________
_______________________________________________. Applicable statements should be mailed to ____________________________________________________________. This
information is provided by _____________________________________________________
_______________________, the assignee named above, or __________________________
______________, as its agent.


                                     C-2-8

                                   EXHIBIT C-3

                         FORM OF CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2 AND CLASS M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THE CLASS M-2 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES. EACH PURCHASER OF A CLASS M-2 CERTIFICATE, OTHER THAN THE INITIAL PURCHASER OF THE CLASS M-2 CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.


                                     C-3-1

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-AHL1, CLASS M-2

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class M-2                Initial Certificate Principal Balance
                                           of this Certificate: $[_]

Pass-Through Rate: LIBOR + 1.150%          Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing Agreement    Trustee: JPMorgan Chase Bank
and Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2004    Final Scheduled Distribution Date:
                                           August 25, 2033

Closing Date: March 30, 2004               CUSIP: 04542B GH 9

Original Class Certificate Principal
Balance of the Class M-2 Certificates
as of the Closing Date: $9,799,000         ISIN No. US04542BGH96

No.
    ------

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the


                                     C-3-2
capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Class M-2 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Class M-2 Pass-Through Rate will be a per annum rate equal to the lesser of (i) the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-2 Certificate Margin and (b) the Maximum Cap Rate, and (ii) the Net WAC Cap.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-2 Certificates.

          The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A-1, Class A-2 and Class M-1 Certificates as described in the Agreement referred to herein.


                                     C-3-3

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as


                                     C-3-4
provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the aggregate Pool Balance as of the Cut-Off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-3-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                             JPMORGAN CHASE BANK,
                                             as Trustee


                                             By:
                                                 -------------------------------
                                                        Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class M-2 Certificates referred to in the within-mentioned Agreement.

                                             JPMORGAN CHASE BANK,
                                             as Certificate Registrar


                                             By:
                                                 -------------------------------
                                                       Authorized Signatory

Date of authentication:
                        --------------------


                                     C-3-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN - as joint tenants with right                         -------------------
         of survivorship and not as                                (State)
         tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class M-2 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed


                                     C-3-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________, account number ________________
___________________, or, if mailed by check, to ________________________________
_______________________________________________. Applicable statements should be mailed to ____________________________________________________________. This
information is provided by _____________________________________________________
_______________________, the assignee named above, or __________________________
______________, as its agent.


                                      C-3-8

                                   EXHIBIT C-4

                         FORM OF CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS M-1 AND CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THIS CLASS M-3 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE CLASS M-3 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES. EACH PURCHASER OF A CLASS M-3 CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.


                                     C-4-1

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-AHL1, CLASS M-3

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class M-3                Initial Certificate Principal
                                           Balance of this Certificate: $[_]

Pass-Through Rate: LIBOR + 1.400%          Servicer:  Litton Loan Servicing LP

Date of Pooling and Servicing Agreement    Trustee: JPMorgan Chase Bank
and Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2004    Final Scheduled Distribution Date:
                                           June 25, 2033

Closing Date:  March 30, 2004              CUSIP: 04542B GJ 5

Original Class Certificate Principal       ISIN No. US04542BGJ52
Balance of the Class M-3 Certificates as of the Closing Date: $2,227,000

No.
    ---

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is


                                      C-4-2
issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Class M-3 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Class M-3 Pass-Through Rate will be a per annum rate equal to the lesser of (i) the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-3 Certificate Margin and (b) the Maximum Cap Rate, and (ii) the Net WAC Cap.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-3 Certificates.

          The Class M-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A-1, Class A-2, Class M-1 and Class M-2 Certificates as described in the Agreement referred to herein.


                                      C-4-3

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, either (i) in the case of a transfer made in reliance on Rule 144A under the 1933 Act, that the proposed transferee delivers to the Trustee a completed investment letter in substantially the form attached to the Agreement as Exhibit J-2, or (ii) in the case of any other transfer, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in substantially the forms of Exhibit L and Exhibit J-1 attached to the Agreement, respectively, certifying to the Depositor and the Trustee the facts surrounding the transfer as described in Section 5.02 of the Agreement, or as provided in the Agreement the Depositor and the Trustee shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in


                                     C-4-4
their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the aggregate Pool Balance as of the Cut-Off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-4-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       -------------------

                                           JPMORGAN CHASE BANK,
                                           as Trustee


                                           By:
                                               ---------------------------------
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class M-3 Certificates referred to in the within-mentioned Agreement.

                                           JPMORGAN CHASE BANK,
                                           as Certificate Registrar


                                           By:
                                               ---------------------------------
                                                       Authorized Signatory

Date of authentication:
                        ----------------


                                     C-4-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN  - as joint tenants with right                        -------------------
          of survivorship and not as                               (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to _______% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class M-3 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed


                                     C-4-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     C-4-8

                                   EXHIBIT C-5

                         FORM OF CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS M-1, CLASS M-2 AND CLASS M-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THIS CLASS M-4 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE CLASS M-4 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES. EACH PURCHASER OF A CLASS M-4 CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.


                                     C-5-1

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-AHL1, CLASS M-4

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class M-4                Initial Certificate Principal Balance
                                           of this Certificate: $[_]

                                           Servicer:  Litton Loan Servicing LP
Pass-Through Rate: LIBOR + 1.650%

Date of Pooling and Servicing Agreement    Trustee: JPMorgan Chase Bank
and Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2004    Final Scheduled Distribution Date:
                                           May 25, 2033

Closing Date: March 30, 2004               CUSIP: 04542BGK 2

Original Class Certificate Principal       ISIN No. US04542BGK26
Balance of the Class M-4 Certificates as of the Closing Date: $2,673,000

No.
    ---

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ____________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is


                                     C-5-2
issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Class M-4 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Class M-4 Pass-Through Rate will be a per annum rate equal to the lesser of (i) the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-4 Certificate Margin and (b) the Maximum Cap Rate, and (ii) the Net WAC Cap.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-4 Certificates.

          The Class M-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A-1, Class A-2, Class M-1, Class M-2 and Class M-3 Certificates as described in the Agreement referred to herein.


                                     C-5-3

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, either (i) in the case of a transfer made in reliance on Rule 144A under the 1933 Act, that the proposed transferee delivers to the Trustee a completed investment letter in substantially the form attached to the Agreement as Exhibit J-2, or (ii) in the case of any other transfer, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in substantially the forms of Exhibit L and Exhibit J-1 attached to the Agreement, respectively, certifying to the Depositor and the Trustee the facts surrounding the transfer as described in Section 5.02 of the Agreement, or as provided in the Agreement the Depositor and the Trustee shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to,


                                     C-5-4
indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the aggregate Pool Balance as of the Cut-Off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-5-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       -------------------

                                           JPMORGAN CHASE BANK,
                                           as Trustee


                                           By:
                                               ---------------------------------
                                                       Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class M-4 Certificates referred to in the within-mentioned Agreement.

                                           JPMORGAN CHASE BANK,
                                           as Certificate Registrar


                                           By:
                                               ---------------------------------
                                                       Authorized Signatory

Date of authentication:
                        ----------------


                                     C-5-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common          UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT -  as tenants by the entireties                      under Uniform Gifts
                                                             to Minors Act

JT TEN  -  as joint tenants with right
           of survivorship and not as                        -------------------
           tenants in common                                       (State)

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class M-4 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                          --------------------------------------
                                          Signature by or on behalf of assignor


                                          --------------------------------------
                                          Signature Guaranteed


                                     C-5-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     C-5-8

                                   EXHIBIT C-6

                         FORM OF CLASS M-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS M-1, CLASS M-2, CLASS M-3 AND CLASS M-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THIS CLASS M-5 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE CLASS M-5 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES. EACH PURCHASER OF A CLASS M-5 CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.


                                     C-6-1

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-AHL1, CLASS M-5

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class M-5                Initial Certificate Principal Balance
                                           of this Certificate: $[_]

Pass-Through Rate: LIBOR + 1.800%          Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing Agreement    Trustee: JPMorgan Chase Bank
and Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2004    Final Scheduled Distribution Date:
                                           February 25, 2033

Closing Date: March 30, 2004               CUSIP: 04542B GL 0

Original Class Certificate Principal       ISIN No. US04542BGL09
Balance of the Class M-5 Certificates as of the Closing Date: $2,227,000

No.
    ---

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which


                                     C-6-2

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Class M-5 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Class M-5 Pass-Through Rate will be a per annum rate equal to the lesser of (i) the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-5 Certificate Margin and (b) the Maximum Cap Rate, and (ii) the Net WAC Cap.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-5 Certificates.

          The Class M-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates as described in the Agreement referred to herein.


                                     C-6-3

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, either (i) in the case of a transfer made in reliance on Rule 144A under the 1933 Act, that the proposed transferee delivers to the Trustee a completed investment letter in substantially the form attached to the Agreement as Exhibit J-2, or (ii) in the case of any other transfer, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in substantially the forms of Exhibit L and Exhibit J-1 attached to the Agreement, respectively, certifying to the Depositor and the Trustee the facts surrounding the transfer as described in Section 5.02 of the Agreement, or as provided in the Agreement the Depositor and the Trustee shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to,


                                     C-6-4
indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the aggregate Pool Balance as of the Cut-Off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-6-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       -------------------

                                           JPMORGAN CHASE BANK,
                                           as Trustee


                                           By:
                                               ---------------------------------
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class M-5 Certificates referred to in the within-mentioned Agreement.

                                           JPMORGAN CHASE BANK,
                                           as Certificate Registrar


                                           By:
                                               ---------------------------------
                                                      Authorized Signatory

Date of authentication:
                        ----------------


                                     C-6-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right
          of survivorship and not as                         -------------------
          tenants in common                                        (State)

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class M-5 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                          --------------------------------------
                                          Signature by or on behalf of assignor


                                          --------------------------------------
                                          Signature Guaranteed


                                     C-6-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     C-6-8

                                   EXHIBIT C-7

                         FORM OF CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4 AND CLASS M-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THIS CLASS M-6 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE CLASS M-6 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES. EACH PURCHASER OF A CLASS M-6 CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.


                                      C-7-1

                         ABFC ASSET-BACKED CERTIFICATES

                           SERIES 2004-AHL1, CLASS M-6

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class M-6                   Initial Certificate Principal
                                              Balance of this Certificate: $[_]

Pass-Through Rate: LIBOR + 3.000%             Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing Agreement       Trustee: JPMorgan Chase Bank
and Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2003       Final Scheduled Distribution Date:
                                              October 25, 2032

Closing Date: March 30, 2004                  CUSIP: 04542B GM 8

Original Class Certificate Principal          ISIN No. US04542BGM81
Balance of the Class M-6 Certificates as of the Closing Date: $2,227,000

No.
    ----

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-6 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which


                                      C-7-2

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Class M-6 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Class M-6 Pass-Through Rate will be a per annum rate equal to the lesser of (i) the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-6 Certificate Margin and (b) the Maximum Cap Rate, and (ii) the Net WAC Cap.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-6 Certificates.

          The Class M-6 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates as described in the Agreement referred to herein.


                                      C-7-3

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, either (i) in the case of a transfer made in reliance on Rule 144A under the 1933 Act, that the proposed transferee delivers to the Trustee a completed investment letter in substantially the form attached to the Agreement as Exhibit J-2, or (ii) in the case of any other transfer, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in substantially the forms of Exhibit L and Exhibit J-1 attached to the Agreement, respectively, certifying to the Depositor and the Trustee the facts surrounding the transfer as described in Section 5.02 of the Agreement, or as provided in the Agreement the Depositor and the Trustee shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to,


                                      C-7-4
indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the aggregate Pool Balance as of the Cut-Off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      C-7-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       -------------------

                                        JPMORGAN CHASE BANK,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class M-6 Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK,
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                                    Authorized Signatory

Date of authentication:
                        --------------


                                      C-7-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN - as joint tenants with right
         of survivorship and not as                          -------------------
         tenants in common                                         (State)

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class M-6 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed


                                      C-7-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                      C-7-8

                                   EXHIBIT C-8

                         FORM OF CLASS M-7 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5 AND CLASS M-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THIS CLASS M-7 CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED.


                                      C-8-1

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-AHL1, CLASS M-7

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class M-7                   Initial Certificate Principal
                                              Balance of this Certificate: $[_]

Pass-Through Rate: LIBOR + 3.500%             Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing Agreement and   Trustee: JPMorgan Chase Bank
Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2003       Final Scheduled Distribution Date:
                                              September 25, 2031

Closing Date: March 30, 2004                  CUSIP: 04542B GN 6

Original Class Certificate Principal          ISIN No. US04542BGN64
Balance of the Class M-7 Certificates as of the Closing Date: $1,782,000

No.
    ---

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ___________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-7 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which


                                      C-8-2

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Class M-7 Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          The Class M-7 Pass-Through Rate will be a per annum rate equal to the lesser of (i) the lesser of (a) One-Month LIBOR as of the related LIBOR Determination Date, plus the Class M-7 Certificate Margin and (b) the Maximum Cap Rate, and (ii) the Net WAC Cap.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-7 Certificates.

          The Class M-7 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          This certificate is subordinated in right of payment to the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates as described in the Agreement referred to herein.


                                      C-8-3

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, either (i) in the case of a transfer made in reliance on Rule 144A under the 1933 Act, that the proposed transferee delivers to the Trustee a completed investment letter in substantially the form attached to the Agreement as Exhibit J-2, or (ii) in the case of any other transfer, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in substantially the forms of Exhibit L and Exhibit J-1 attached to the Agreement, respectively, certifying to the Depositor and the Trustee the facts surrounding the transfer as described in Section 5.02 of the Agreement, or as provided in the Agreement the Depositor and the Trustee shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to,


                                      C-8-4
indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the aggregate Pool Balance as of the Cut-Off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      C-8-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       -------------------

                                        JPMORGAN CHASE BANK,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class M-7 Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK,
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                                    Authorized Signatory

Date of authentication:
                        --------------------


                                      C-8-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust)(Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN - as joint tenants with right
         of survivorship and not as                          -------------------
         tenants in common                                         (State)

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class M-7 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                      C-8-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ______________________________, account number _____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.


                                      C-8-8

                                   EXHIBIT C-9

                          FORM OF CLASS CE CERTIFICATES

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE CLASS A AND CLASS M CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS CE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED EXCEPT AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT.


                                      C-9-1

                         ABFC ASSET-BACKED CERTIFICATES
                           SERIES 2004-AHL1, CLASS CE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class CE                    Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing Agreement       Trustee: JPMorgan Chase Bank
and Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2004       Closing Date: March 30, 2004

No.
    ---

Percentage Interest: 100%

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that _______________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately


                                      C-9-2
available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

          The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are


                                      C-9-3
exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan except as provided in the Pooling and Servicing Agreement.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the


                                      C-9-4

Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the Pool Balance as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assume no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      C-9-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        --------------
                                        JPMORGAN CHASE BANK,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class CE Certificates referred to in the within-mentioned Agreement.

                                        JPMORGAN CHASE BANK,
                                        as Certificate Registrar


                                        By:
                                           -------------------------------------
                                                    Authorized Signatory

Date of Authentication:
                        --------------


                                      C-9-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN - as joint tenants with right
         of survivorship and not as                          -------------------
         tenants in common                                         (State)

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class CE Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                      C-9-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _________________________, account number __________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.


                                      C-9-8

                                  EXHIBIT C-10

                           FORM OF CLASS P CERTIFICATE

THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE CODE OR ANY MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW WILL BE REGISTERED EXCEPT AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT.


                                     C-10-1

                         ABFC ASSET-BACKED CERTIFICATES
                            SERIES 2004-AHL1, CLASS P

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2004-AHL1, Class P                   Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing               Trustee: JPMorgan Chase Bank
Agreement and Cut-off Date: March 1, 2004

First Distribution Date: April 26, 2004     Closing Date: March 30, 2004

No.
    ----

Percentage Interest: 100%

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that ______________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from Prepayment Charges, Transferor Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.


                                     C-10-2

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as ABFC Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

          The Class P Certificates are limited in right of payment to Prepayment Charges received on the Mortgage Loans, Transferor Prepayment Charge Payment Amounts and Servicer Prepayment Charge Payment Amounts, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As


                                     C-10-3
provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, or
(ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, that the Depositor and the Certificate Registrar receive an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (collectively, "Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the


                                     C-10-4

Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Pool Balance at the time of purchase being 10% or less of the Pool Balance as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-10-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
       --------------

                                             JPMORGAN CHASE BANK,
                                             as Trustee


                                             By:
                                                 -------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                             JPMORGAN CHASE BANK,
                                             as Certificate Registrar


                                             By:
                                                 -------------------------------
                                                 Authorized Signatory

Date of Authentication:
                        ------------------


                                     C-10-6

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                              (Cust) (Minor)
TEN ENT -  as tenants by the entireties                       under Uniform
                                                              Gifts to Minors
                                                              Act
JT TEN -  as joint tenants with right
          of survivorship and not as                          ------------------
          tenants in common                                         (State)

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ___________________________________________ a
Percentage Interest equal to ____% evidenced by the ABFC Asset-Backed Certificates, Series 2004-AHL1, Class P Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

Dated:


                                             -----------------------------------
                                             Signature by or on behalf of
                                             assignor


                                             -----------------------------------
                                             Signature Guaranteed


                                     C-10-7

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     C-10-8

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE


                      [On File with Underwriters' Counsel]

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE

To:  JPMorgan Chase Bank
     1111 Fannin Street, 12th Floor
     Houston, Texas 77002
     Attn: Institutional Trust Services

     Re: Pooling and Servicing Agreement, dated as of March 1, 2004, among Asset Backed Funding Corporation, as depositor, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, as trustee.

     All capitalized terms used herein shall have the meaning ascribed to them in the Pooling and Servicing Agreement (the "Agreement") referenced above.

     In connection with the administration of the Mortgage Loans held by you as the Trustee pursuant to the Agreement, we request the release, and acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

[_] 1. Mortgage Loan Paid in Full.

[_] 2. Foreclosure

[_] 3. Substitution

[_] 4. Other Liquidation (Repurchases, etc.)

[_] 5. Nonliquidation   Reason: [_]

                                             LITTON LOAN SERVICING LP,
                                             as Servicer


                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------

                                             Date:
                                                   -----------------------------

Acknowledgment of Documents returned to the Trustee:

                                             JPMORGAN CHASE BANK,
                                             as Trustee


                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------

                                             Date:
                                                   -----------------------------

                                   EXHIBIT F-1

                          FORM OF INITIAL CERTIFICATION

                                                                          , 20
                                                                ----------    --

Asset Backed Funding Corporation
214 North Tryon Street
Charlotte, North Carolina 28255

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081

     Re: ABFC Asset-Backed Certificates, Series 2004-AHL1

Ladies and Gentlemen:

     The undersigned, as Trustee, hereby certifies that, as except as noted on the schedule of exceptions attached hereto as Schedule A, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Mortgage Files and has determined that (i) all documents required to be delivered to it pursuant to Section 2.01(a), (b), (c), (d) and (e) of the Pooling and Servicing Agreement, dated as of March 1, 2004, among Asset Backed Funding Corporation, as depositor, Litton Loan Servicing LP, as servicer and the undersigned, as trustee (the "Agreement") are in its possession, and if indicated as applicable in a separate writing delivered to the Trustee, that all documents delivered to it pursuant to Section 2.01(f) of the Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan, (iii) each Mortgage Note has been endorsed as provided in Section 2.01(a) of the Agreement and each Mortgage has been assigned in accordance with Section 2.01(c) and (d) of the Agreement and (iv) based on its examination of the documents in the Mortgage File and only as to such documents, the Mortgage Loan information attached hereto as Schedule B set forth for each Mortgage Loan on the related Mortgage Loan Schedule with respect to such Mortgage Loan accurately reflects information set forth in the related Mortgage File. The Trustee makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Mortgage File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     This Initial Certification is not divisible or negotiable.

     The Trustee will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Initial Certification at its office at 1111 Fannin Street, 12th Floor, Houston, Texas 77002, Attention:
Institutional Trust Services.


                                      F-1-1

          Capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

                                             JPMORGAN CHASE BANK,
                                             as Trustee


                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------


                                      F-1-2

                      Schedule A - to Initial Certification

                                   EXCEPTIONS


                                      F-1-3

                      Schedule B - to Initial Certification

                            MORTGAGE LOAN INFORMATION

1.   Loan Identification Number

2.   Mortgagor's Name

3.   State and Zip Code of Mortgaged Property

4.   Initial Mortgage Interest Rate

5.   Original Principal Balance

6.   Scheduled Maturity Date

7.   Initial Monthly Payment

8.   Initial Payment Date

9.   Gross Margin (for Adjustable Rate Mortgage Loans)

10.  Initial Adjustment Date (for Adjustable Rate Mortgage Loans)

11.  Maximum Mortgage Interest Rate (for Adjustable Rate Mortgage Loans)

12.  Minimum Mortgage Interest Rate (for Adjustable Rate Mortgage Loans)

13.  Periodic Interest Rate (for Adjustable Rate Mortgage Loans)


                                      F-1-4

                                   EXHIBIT F-2

                           FORM OF FINAL CERTIFICATION

                                                                          , 20
                                                                ----------    --

Asset Backed Funding Corporation
214 North Tryon Street
Charlotte, North Carolina 28255

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081

     Re: ABFC Asset-Backed Certificates, Series 2004-AHL1

Ladies and Gentlemen:

     The undersigned, as Trustee, hereby certifies that, as except as noted on the schedule of exceptions attached hereto as Schedule A, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Mortgage Files and has determined that (i) all documents required to be delivered to it pursuant to Section 2.01(a), (b), (c), (d) and (e) of the Pooling and Servicing Agreement, dated as of March 1, 2004, among Asset Backed Funding Corporation, as depositor, Litton Loan Servicing LP, as servicer and the undersigned, as trustee (the "Agreement") are in its possession, and if indicated as applicable in a separate writing delivered to the Trustee, that all documents delivered to it pursuant to Section 2.01(f) of the Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan, (iii) each Mortgage Note has been endorsed as provided in Section 2.01(a) of the Agreement and each Mortgage has been assigned in accordance with Section 2.01(c) and (d) of the Agreement and (iv) based on its examination of the documents in the Mortgage File and only as to such documents, the Mortgage Loan information attached hereto as Schedule B set forth for each Mortgage Loan on the related Mortgage Loan Schedule with respect to such Mortgage Loan accurately reflects information set forth in the related Mortgage File. The Trustee makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Mortgage File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     This Final Certification is not divisible or negotiable.

     The Trustee will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Final Certification at its office at 1111 Fannin Street, 12th Floor, Houston, Texas 77002, Attention:
Institutional Trust Services.


                                      F-2-1

          Capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

                                             JPMORGAN CHASE BANK,
                                             as Trustee


                                             By:
                                                 -------------------------------

                                             Name:
                                                   -----------------------------

                                             Title:
                                                    ----------------------------


                                      F-2-2

                       Schedule A - to Final Certification

                                   EXCEPTIONS


                                      F-2-3

                       Schedule B - to Final Certification

                            MORTGAGE LOAN INFORMATION

1.   Loan Identification Number

2.   Mortgagor's Name

3.   State and Zip Code of Mortgaged Property

4.   Initial Mortgage Interest Rate

5.   Original Principal Balance

6.   Scheduled Maturity Date

7.   Initial Monthly Payment

8.   Initial Payment Date

9.   Gross Margin (for Adjustable Rate Mortgage Loans)

10.  Initial Adjustment Date (for Adjustable Rate Mortgage Loans)

11.  Maximum Mortgage Interest Rate (for Adjustable Rate Mortgage Loans)

12.  Minimum Mortgage Interest Rate (for Adjustable Rate Mortgage Loans)

13.  Periodic Interest Rate (for Adjustable Rate Mortgage Loans)


                                      F-2-4

                                    EXHIBIT G

                        MORTGAGE LOAN PURCHASE AGREEMENT

                      [On File with Underwriters' Counsel]

                                    EXHIBIT H

                         FORM OF AFFIDAVIT OF LOST NOTE

     I, ________________ being duly sworn, do hereby state under oath that:

1. I, as _______________ [title] of Bank of America, N.A., (the "Seller"), am authorized to make this Affidavit on behalf of the Seller.

2. The Seller is the current payee under the following described mortgage note (the Note"):

                       Loan No: ((LoanNumber))

                       Borrower(s): ((BorrowersNames))

                       Original Amount: $((LoanAmt))

                       Rate of Interest: ((InterestRate))%

     Address of Mortgaged Property: ((Address)), ((City)), ((State)) ((Zip))

3.   The Note was not located after a thorough and diligent search.

4. Attached hereto is a true and correct copy of the Note, endorsed in blank by Lender.

5. The Seller hereby agrees to indemnify and hold harmless, its successors, and assigns, against any loss, from the unavailability of the original Note, provided that in no event shall the Seller be liable for special or consequential damages with respect to the foregoing, including but not limited to, any claim for lost profits.

                                             EXECUTED THIS ___ day of ______, on
                                             behalf of the Seller by:

                                             -----------------------------------
                                             [Name]

     On ____ day of _____________, before me appeared [_______] to me personally known, who being, duly sworn did say that [he/she] is the [Vice President] of [Asset Backed Funding Corporation], and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said [_______] acknowledged this instrument to be the free act of deed of said corporation.

               -----------------------------------------------
               Notary Public in and for the State of [_______]

               My Commission expires:
                                      ------------------

                                    EXHIBIT I

                          FORM OF ERISA REPRESENTATION

                                     [DATE]

Asset Backed Funding Corporation
214 North Tryon Street, 21st Floor
Charlotte, North Carolina 28255

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004
Attention: Institutional Trust Services/Global Debt

     Re: ABFC Mortgage Loan Asset-Backed Certificates, Series 2004-AHL1

Ladies and Gentlemen:

The undersigned is a _______________ of _________________________ (the
"Transferee"), a ____________________ organized and existing under the laws of the ____________________, on behalf of which he makes this affidavit.

The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 2004, among Asset Backed Funding Corporation, as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

The Transferee either (x) (i) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (ii) (except in the case of the Class P, Class CE, Class R or Class RX Certificates) (1) is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), (2) there is no plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such plan and all other plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition and (3) all plans that have an interest in such general account are plans to which PTCE 95-60 applies or (y) (except in the case of a Class R or a Class RX Certificate) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in the assets of the Trust Fund being deemed to be plan assets, will not be subject to the prohibited transaction provisions of ERISA or the Code, and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Transferee has executed this certificate.

                                             -----------------------------------
                                             [Transferee]


                                             By:
                                                 -------------------------------

                                             Name:

                                             Title:

                                   EXHIBIT J-1

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                     [DATE]

Asset Backed Funding Corporation
214 North Tryon Street
Charlotte, North Carolina 28255

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004
Attention:  Institutional Trust Services/Global Debt

     Re: ABFC Asset-Backed Certificates, Series 2004-AHL1

Ladies and Gentlemen:

          In connection with our acquisition of the ABFC Asset-Backed Certificates, Series 2004-AHL1 (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "institutional accredited investor," meaning an "accredited investor," as defined in subparagraphs (1), (2), (3) or (7) of the definition of "accredited investor" set forth in Rule 501(a) under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth


                                      J-1-1
in the Pooling and Servicing Agreement and (h) we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

                                                      Very truly yours,

                                                      [NAME OF TRANSFEREE]


                                                      By:
                                                          ----------------------
                                                      Name:
                                                            --------------------
                                                      Title:
                                                             -------------------


                                      J-1-2

                                   EXHIBIT J-2

                      FORM OF INVESTMENT LETTER (RULE 144A)

                                     [DATE]

Asset Backed Funding Corporation
214 North Tryon Street
Charlotte, North Carolina 28255

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004
Attention: Institutional Trust Services/Global Debt

     Re: ABFC Asset-Backed Certificates, Series 2004-AHL1

Ladies and Gentlemen:

          In connection with our acquisition of the ABFC Asset-Backed Certificates, Series 2004-AHL1 (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, and who executes a certification in the form of this letter and a


                                      J-2-1
certification in the form of either Annex 1 or Annex 2 attached hereto, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                      Very truly yours,

                                                      [NAME OF TRANSFEREE]


                                                      By:
                                                          ----------------------
                                                      Name:
                                                            --------------------
                                                      Title:
                                                             -------------------


                                      J-2-2

                                                          ANNEX 1 TO EXHIBIT J-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act") because (i) the Buyer owned and/or invested on a discretionary basis $_____(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___ Bank. The Buyer (a) is a national bank or banking institution as defined in Section 3(a)(2) of the 1933 Act organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements are attached hereto.

          ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution referenced in Section 3(a)(5)(A) of the 1933 Act, which is supervised and examined by a State or Federal authority having supervisory authority over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and

----------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                      J-2-3
          not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements are attached hereto.

          ___ Broker-dealer. The Buyer is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

          ___ Insurance Company. The Buyer is an insurance company, as defined in Section 2(13) of the 1933 Act, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

          ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

          ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)( 1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          ----------------------------------------------------------------------
          ----------------------------------------------------------------------
          ----------------------------------------------------------------------

          iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer did not include any of the securities referred to in this paragraph.

          iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph,


                                      J-2-4
except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          vi.  Will the Buyer be purchasing the Certificates
                                                             ------ -------
               only for the Buyer's own account?               YES     NO

          If the answer to the foregoing question is "NO," the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          vii. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                          [SIGNATURE ON FOLLOWING PAGE]


                                      J-2-5

                                                      --------------------------
                                                      Print Name of Buyer


                                                      By:
                                                          ----------------------
                                                          Name:
                                                          Title:

                                                      Date:
                                                            --------------------


                                      J-2-6

                                                          ANNEX 2 TO EXHIBIT J-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and
(ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          ___ The Buyer owned $_____ in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____ in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more Registered Investment Companies, except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a "series company," as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of unit investment trusts, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                      J-2-7

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, or owned by the Buyer's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Buyer is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule I 44A.

               Will the Buyer be purchasing the Certificates only for the
     ---- ----
      Yes  No  Buyer's own account?

     6. If the answer to the foregoing question is "NO," the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                                  ------------------------------
                                                  Print Name of Buyer or Adviser


                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                  IF AN ADVISER:

                                                  ------------------------------
                                                  Print Name of Buyer

                                                  Date:
                                                        ------------------------


                                      J-2-8

                                    EXHIBIT K

                 FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

                ABFC ASSET-BACKED CERTIFICATES, SERIES 2004-AHL1

STATE OF   )
           )
COUNTY OF  ) ss.:

          The undersigned, being first duly sworn, deposes and says as follows:

          1. The undersigned is [an officer of], ___________the proposed Transferee of an Ownership Interest in the Class [R/RX] Certificates (the "Certificates") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Asset Backed Funding Corporation, as depositor, Litton Loan Servicing LP, as servicer, and JPMorgan Chase Bank, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

          2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

          3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificates to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

          4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificates if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

          5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificates including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificates. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

          6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificates, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth in this Exhibit K to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

          7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificates.

          8. The Transferee's taxpayer identification number is_____________ .

          9. The Transferee is a U.S. Person as defined in the Agreement.

          10. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor are we acting on behalf of such a plan.

          11. The Transferee is aware that the Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          12. The Transferee has filed all required federal and state income tax returns and has paid all federal and state income tax due and intends to file and pay all such returns and taxes in the future.

          13. The Transferee historically has paid its debts as they come due and fully intends to be financially able to pay its debts, including any and all tax liabilities, as they become due.

          14. The Transferee understands that, as the holder of an Ownership Interest in a Certificate, it may incur tax liabilities in excess of any cash flows generated by such Ownership Interest and intends to pay all taxes associated with holding such Ownership Interest as such taxes become due.

          15. The Transferee agrees that it will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or of another U.S. taxpayer.

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of ________, 20__.

                                                  [NAME OF TRANSFEREE]


                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

          Personally appeared before me the above-named ______, known or proved to me to be the same person who executed the foregoing instrument and to be the _________of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

          Subscribed and sworn before me this ____ day of ____, 20__.

                                                  ------------------------------
                                                  NOTARY PUBLIC

                                                  My Commission expires the____
                                                  day of ____, 20____.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Asset Backed Funding Corporation
214 North Tryon Street
Charlotte, North Carolina 28255

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004
Attention: Institutional Trust Services/Global Debt

     Re: ABFC Asset-Backed Certificates, Series 2004-AHL1

Ladies and Gentlemen:

In connection with our disposition of the ABFC Asset-Backed Certificates, Series 2004-AHL1 Class P and Class CE (the "Certificates"), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

                                                  Very truly yours,

                                                  [_____________________]


                                                  By:
                                                      --------------------------

                                                  Name:
                                                        ------------------------

                                                  Title:
                                                         -----------------------

                                    EXHIBIT M

                    MONTHLY INFORMATION PROVIDED BY SERVICER

1. With respect to the Mortgage Pool, the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Collection Period.

2. With respect to the Mortgage Pool, the amount of all curtailments which were received during the related Collection Period.

3. With respect to the Mortgage Pool, the aggregate amount of principal portion of all Monthly Payments received during the related Collection Period.

4. With respect to the Mortgage Pool, the amount of interest received on the Mortgage Loans during the related Collection Period.

5. With respect to the Mortgage Pool, the aggregate amount of the Advances made and recovered with respect to such Distribution Date.

6. With respect to the Mortgage Pool, the delinquency and foreclosure information and the amount of Mortgage Loan Losses during the related Collection Period.

7. With respect to the Mortgage Pool, the weighted average maturity, the weighted average Mortgage Interest Rate and the weighted average Net Mortgage Interest Rate as of the last day of the Collection Period preceding the related Accrual Period.

8. The Servicing Fees paid and Servicing Fees accrued during the related Collection Period.

9. The amount of all payments or reimbursements to the Servicer paid or to be paid since the prior Distribution Date (or in the case of the first Distribution Date, since the Closing Date).

10. The Pool Balance as of the beginning and as of the end of the preceding Collection Period.

11. With respect to the Mortgage Pool, the number of Mortgage Loans outstanding at the beginning and at the end of the related Collection Period.

12. The aggregate interest accrued on the Mortgage Loans at their respective Mortgage Interest Rates for the related Collection Period.

13. The amount deposited in the Collection Account which may not be withdrawn therefrom pursuant to an Order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to Section 362 of U.S. Bankruptcy Code.

14. The aggregate Realized Losses since the Cut-off Date as of the end of the related Collection Period.

                                    EXHIBIT N

                       FORM OF YIELD MAINTENANCE agreement

                      [On File with Underwriters' Counsel]

                                    EXHIBIT O

                                   [RESERVED]

                                    EXHIBIT P

                                   [RESERVED]

                                    EXHIBIT Q

                   FORM OF SARBANES-OXLEY CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                    ABFC 2004-AHL1 Asset-Backed Certificates
                                Series 2004-AHL1

I, [identify the certifying individual], certify, in connection with that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2004, among Asset Backed Funding Corporation, as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"), that I am the senior officer of the Depositor in charge of its securitizations, and that:

     1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Asset Backed Funding Corporation (the "Depositor") relating to the above-referenced trust;

     2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

     3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement referred to above is included in these reports;

     4. Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

     5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement, that is included in these reports.

     In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: Litton Loan Servicing LP, as Servicer, and JPMorgan Chase Bank, as Trustee.

     Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

Date:
      -------------------------


                                                  By:
                                                      --------------------------

                                                  Name:
                                                        ------------------------

                                                  Title:
                                                         -----------------------

                                   EXHIBIT R-1

                      FORM OF CERTIFICATION OF THE TRUSTEE
                           TO BE PROVIDED TO DEPOSITOR

                       ABFC 2004-AHL1 Trust (the "Trust")
                   Asset-Backed Certificates, Series 2004-AHL1

     JPMorgan Chase Bank, as Trustee of the Trust (the "Trustee"), hereby certifies to Asset Backed Funding Corporation (the "Depositor") and each Person, if any, who "controls" the Depositor within the meaning of the Securities Act of 1933, as amended, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, in connection with that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2004, among the Depositor, Litton Loan Servicing LP, as servicer (the "Servicer"), and the Trustee, that:

     1. The Trustee has reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced Trust;

     2. Subject to paragraph (4), the distribution information in the distribution reports contained in all monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [____], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which statements were made, not misleading as of the last day of the period covered by that annual report;

     3. The distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports; and

     4. In compiling the distribution information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Servicer under the Pooling and Servicing Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicer.

     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                                  Date:
                                                        ------------------------
                                                  JPMorgan Chase Bank,
                                                  as Trustee


                                                  By:
                                                      --------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                         -----------------------


                                      R-1-1

                                   EXHIBIT R-2

                      FORM OF CERTIFICATION OF THE SERVICER
                           TO BE PROVIDED TO DEPOSITOR

                    ABFC 2004-AHL1 Asset-Backed Certificates
                                Series 2004-AHL1

     I, Larry B. Litton, Sr., President and Chief Executive Officer of Litton Loan Servicing LP, as Servicer for the Trust (the "Servicer"), hereby certify to Asset Backed Funding Corporation (the "Depositor"), JPMorgan Chase Bank (the "Trustee"), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely on this certification, pursuant to
Section 3.22(d) of that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2004, among the Depositor, the Servicer and the Trustee, that:

     1. Based on my knowledge, the servicing information submitted by the Servicer to the Trustee, which is used in connection with the preparation of reports on Form 8-K and the annual report on Form 10-K filed with the Securities and Exchange Commission with respect to the ABFC 2004-AHL1 Trust (the "Trust"), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements required by the Pooling and Servicing Agreement made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

     2. The servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement has been provided to the Trustee;

     3. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required by the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

     4. All significant deficiencies relating to the Servicer's compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, have been disclosed to such accountant and are included in such report.

                                           Date:
                                                 -------------------------------


                                           -------------------------------------
                                           Larry B. Litton, Sr.
                                           President and Chief Executive Officer


                                      R-2-1

                                    EXHIBIT S

                            FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
LITTON LOAN SERVICING LP
4828 Loop Central Drive
Houston, Texas 77081
Attn:
      ---------------------------------

                            LIMITED POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that JPMorgan Chase Bank, having its principal place of business at 4 New York Plaza, 6th Floor, New York, New York 10004, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among Asset Backed Funding Corporation (the "Depositor"), Litton Loan Servicing LP (the "Servicer"), and the Trustee, dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

          This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.   The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

     a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

     b. the preparation and issuance of statements of breach or non-performance;

     c. the preparation and filing of notices of default and/or notices of sale;

     d. the cancellation/rescission of notices of default and/or notices of sale;

     e.   the taking of a deed in lieu of foreclosure; and

     f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

          The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

          Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of

Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

          IN WITNESS WHEREOF, JPMorgan Chase Bank, as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of March 1, 2004 (ABFC Asset-Backed Certificates, Series 2004-AHL1), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ________________ its duly elected and authorized Vice President this _____ day of ____________________, 200__.

                                           -------------------------------------
                                           as  Trustee  for  ABFC   Asset-Backed
                                           Certificates, Series 2004-AHL1


                                           By
                                              ----------------------------------

STATE OF
         ----------------------------------
COUNTY OF
          ---------------------------------

          On ________________ _____, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________, Vice President of ____________________ as Trustee for ______________________ Mortgage
Loan Asset Backed Certificates, Series 200__-___, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.
     (SEAL)

                                             -----------------------------------
                                                                   Notary Public

                                             My Commission Expires
                                                                   -------------

                                   SCHEDULE I

               LITTON LOAN SERVICING LP PREPAYMENT CHARGE SCHEDULE

                      [On File with Underwriters' Counsel]


                                  Schedule I-1